    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1997.


                                                       REGISTRATION NO. 333-3860
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 14
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  e-NET, INC.
                 (Name of Small Business Issuer in Its Charter)

            DELAWARE                          1711                    52-1929282
(State or other jurisdiction of   (Primary standard industrial      (IRS employer
 incorporation or organization)   classification code number)   identification number)

                       12800 MIDDLEBROOK ROAD, SUITE 200
                           GERMANTOWN, MARYLAND 20874
                                 (301) 601-8700

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       12800 MIDDLEBROOK ROAD, SUITE 200
                           GERMANTOWN, MARYLAND 20874
                                 (301) 601-8700

(Address of principal place of business or intended principal place of business)

            ROBERT A. VESCHI, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  e-NET, INC.
                       12800 MIDDLEBROOK ROAD, SUITE 200
                           GERMANTOWN, MARYLAND 20874
                                 (301) 601-8700

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:


     THOMAS T. PROUSALIS, JR., ESQ.                BERT L. GUSRAE, ESQ.
     1919 Pennsylvania Avenue, N.W.               David A. Carter, P.A.
               Suite 800                        355 W. Palmetto Park Road
         Washington, D.C. 20006                    Boca Raton, FL 33432
             (202) 296-9400                           (561) 750-6999
           (202) 296-9403 Fax                       (561) 367-0960 Fax


                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUING BASIS, PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, CHECK THE FOLLOWING BOX: /X/

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF         AMOUNT TO      OFFERING PRICE        AGGREGATE          AMOUNT OF
  SECURITIES TO BE REGISTERED     BE REGISTERED     PER SECURITY       OFFERING PRICE   REGISTRATION FEE
Common Stock, $.01 Par Value....    1,725,000         $    5.00          $8,625,000         $   2,614
Warrants........................    1,725,000         $     .125         $  215,625         $      65
Common Stock Underlying
 Warrants.......................    1,725,000         $    5.25          $9,056,250         $   2,744
Representative's Common Stock
 Option.........................      150,000            --                  --                --
Common Stock Underlying
 Representative's Common Stock
 Option.........................      150,000         $    8.25          $1,237,500         $     375
Representative's Warrant
 Option.........................      150,000            --                  --                --
Warrants Underlying
 Representative's Warrant
 Option.........................      150,000         $     .20625       $   30,938         $       9
Common Stock Underlying
 Representative's Warrant
 Option.........................      150,000              8.25          $1,237,500         $     375
Common Stock, $.01 Par Value....      250,000         $    5.00          $1,250,000         $     379
  Total Registration and Fee....                                         $21,652,813        $   6,561

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                                  e-NET, INC.
                             CROSS-REFERENCE SHEET
                            PURSUANT TO ITEM 501(b)
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM SB-2

         REGISTRATION STATEMENT ITEM                 CAPTION IN PROSPECTUS
---------------------------------------------  ---------------------------------
 1.  Front of Registration Statement and
      Outside Front Cover of Prospectus......  Facing Page; Cross-Reference
                                               Sheet; Prospectus Cover Page
 2.  Inside Front and Outside Back Cover
      Pages of Prospectus....................  Prospectus Cover Page; Prospectus
                                               Back Cover Page
 3.  Summary Information and Risk Factors....  Prospectus Summary; The Company;
                                               Risk Factors
 4.  Use of Proceeds.........................  Use of Proceeds
 5.  Determination of Offering Price.........  Risk Factors; Underwriting
 6.  Dilution................................  Dilution and Other Comparative
                                               Data
 7.  Selling Security-holders................  Description of Securities
 8.  Plan of Distribution....................  Prospectus Cover Page;
                                               Underwriting
 9.  Legal Proceedings.......................  Legal Proceedings
10.  Directors, Executive Officers, Promoters
      and Control Persons....................  Management; Principal
                                               Shareholders
11.  Security Ownership of Certain Beneficial
      Owners and Management..................  Principal Shareholders
12.  Description of Securities...............  Description of Securities
13.  Interest of Named Experts and Counsel...  Legal Matters; Experts
14.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities............................  Certain Transactions
15.  Organization Within Five Years..........  Prospectus Summary; Business
16.  Description of Business.................  Business
17.  Management's Discussion and Analysis or
      Plan of Operation......................  Management's Discussion and
                                               Analysis or Plan of Operation
18.  Description of Property.................  Business
19.  Certain Relations and Related
      Transactions...........................  Certain Transactions
20.  Market for Common Equity and Related
      Stockholder Matters....................  Description of Securities
21.  Executive Compensation..................  Management
22.  Financial Statements....................  Financial Statements
23.  Changes in and Disagreements With
      Accountants on Accounting and Financial
      Disclosure.............................  Not applicable

                                EXPLANATORY NOTE



    This registration statement covers the primary offering of securities by e-Net, Inc. ("Company") and the offering of securities by a certain selling security-holder ("Selling Security-holder"). The Company is registering, under the primary prospectus ("Primary Prospectus"), 1,500,000 shares of Common Stock and 1,500,000 Warrants. The Selling Security-holder is registering, under an alternate prospectus ("Alternate Prospectus"), 250,000 shares of Common Stock. The Alternate Prospectus pages, which follow the Primary Prospectus, contain certain sections which are to be combined with all of the sections contained in the Primary Prospectus, with the following exceptions: the front and back cover pages, and the sections entitled "The Offering" and "Selling Security-holder." In addition, the sections entitled "Concurrent Sales" and "Plan of Distribution" will be added to the Alternate Prospectus. Furthermore, all references contained in the Alternate Prospectus to the "offering" shall refer to the Company's offering of securities under the Primary Prospectus.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 19, 1997

PROSPECTUS

                                     [LOGO]
                        1,500,000 SHARES OF COMMON STOCK
              1,500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    e-Net, Inc. (the "Company" or "e-Net") is offering 1,500,000 shares of Common Stock, $.01 par value per share (the "Common Stock") and 1,500,000 Redeemable Common Stock Purchase Warrants (the "Warrants"). The Common Stock and the Warrants (collectively, the "Securities") are being offered separately and not as units, and each are separately transferable. Each Warrant entitles the holder to purchase one share of Common Stock at $5.25 per share (subject to adjustment) during the five-year period commencing on the date of this Prospectus. The Warrants are redeemable by the Company for $.05 per Warrant, on not less than thirty (30) days nor more than sixty (60) days written notice if the closing bid price for the Common Stock equals or exceeds $10.00 per share during any thirty (30) consecutive trading day period ending not more than fifteen (15) days prior to the date that the notice of redemption is mailed, and provided there is then a current effective registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of Barron Chase Securities, Inc., the representative of the Underwriters (the "Representative"). See "Description of Securities" and "Underwriting."

    Prior to this offering, there has been no public market for the Common Stock or the Warrants. The initial public offering prices of the Common Stock and Warrants and the exercise price and other terms of the Warrants have been determined through negotiations between the Company and the Representative and are not related to the Company's assets, book value, financial condition or any other recognized criteria of value. Although the Company has applied for the inclusion of the Common Stock and the Warrants on the Nasdaq SmallCap Market ("Nasdaq") under the symbols "ETEL" and "ETELW," respectively, there can be no assurances that such securities will be accepted for inclusion or that an active trading market in the Company's securities will develop or be sustained.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE PUBLIC
    OFFERING PRICE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY
          INVESTORS   WHO  CAN   AFFORD  THE  LOSS   OF  THEIR  ENTIRE
          INVESTMENT.      SEE "RISK FACTORS,"  ON PAGES 7-14  AND
                                  "DILUTION."
THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                  UNDERWRITING         PROCEEDS TO THE
                                          PRICE TO PUBLIC         DISCOUNTS(1)          COMPANY(2)(3)
Per Share..............................        $5.00                  $.50                  $4.50
Per Warrant............................        $.125                 $.0125                 $.1125
Total(3)...............................      $7,687,500             $768,750              $6,918,750

                            (SEE "NOTES," NEXT PAGE)

    The shares of Common Stock and the Warrants are being offered by the Underwriters on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and to certain other conditions. It is expected that delivery of the certificates representing the Common Stock and the Warrants will be made against payment therefor at the offices of the Representative at 7700 West Camino Real, Suite 200, Boca Raton, Florida 33433 on
or about            , 1997.
                            ------------------------

                                     [LOGO]

                 The date of this Prospectus is         , 1997.

                                     NOTES

(1) Does not include additional underwriting compensation in the form of (i) a non-accountable expense allowance equal to three percent of the gross proceeds of the offering of which $30,000 has been paid to date; (ii) Representative's Purchase Warrants to purchase 150,000 shares of Common Stock and 150,000 Warrants exercisable for a five-year period commencing from the effective date of the offering at an exercise price of 165% of the price at which the Common Stock and the Warrants are sold to the public, subject to adjustment; and (iii) a financial advisory agreement for the Representative to act as an investment banker for the Company for a period of three (3) years at a fee of $108,000, payable at the closing of this offering. In addition, the Company has granted to the Representative certain registration rights with respect to registration of the shares of Common Stock and the Warrants underlying the Representative's Purchase Warrants and the shares of Common Stock issuable upon exercise of the Warrants issuable upon exercise of the Representative's Purchase Warrants and to indemnify the Underwriters against certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $1,000,000, including the Representative's non-accountable expense allowance.

(3) The Company has granted the Representative an option (the "Representative's Over-Allotment Option"), exercisable within 45 days from the date of this Prospectus, to purchase up to 225,000 additional shares of Common Stock and up to 225,000 additional Warrants at an exercise price of $5.25 solely to cover over-allotments, if any. If the Representative's Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Proceeds to Company will be $8,840,625, $884,063 and $7,956,562, respectively. See "Underwriting."

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, pursuant to the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in said Registration Statement, and the exhibits thereto. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.


    Upon consummation of this offering, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional Office, Room 1400, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section at prescribed rates. The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.


    The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that were incorporated by reference in the Prospectus (not including exhibits to the information that was incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests may be directed to Stockholder Relations, e-Net, Inc., 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874, telephone (301) 601-8700.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OR THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER THE COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS,
INCLUDING NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS (I) ASSUMES NO EXERCISE OF THE REPRESENTATIVE'S OVER-ALLOTMENT OPTION, THE REPRESENTATIVE'S PURCHASE OPTION AND THE WARRANTS; AND (II) ASSUMES A PUBLIC OFFERING PRICE OF $5.00 PER SHARE OF COMMON STOCK AND $.125 PER WARRANT.

THE COMPANY


    e-Net, Inc. develops, markets and supports open client-server and integrated applications software that enables local, national and international telephone communications, information exchange and commerce over the Internet and private Internet Protocol ("IP") networks. The Company's software products are designed to deliver high levels of performance, ease of use and security. These software products allow individuals and organizations to execute secure, private voice communications across the Internet and intranets, through the use of authentication technology, for local, national and international telephone communications, information exchange and commerce. In addition, through the use of the Company's software, organizations can extend their internal information systems and enterprise applications to geographically dispersed facilities, remote offices and mobile employees.


    In March 1996, the Company acquired all rights, title and interest in the first U.S. patent, U.S. Patent No. 5,526,353, which is comprised of and has been approved for 40 claims, for a system and method for communicating high fidelity and clear transmission of audio or voice over the Internet and intranets, enabling free worldwide high fidelity and clear transmission of ordinary telephone communications. The Company acquired all rights, title and interest in the patent from the inventors, Messrs. Arthur Henley and Scott Grau, who are original stockholders of the Company, in consideration of a five percent overriding royalty interest against gross profits involving the use of the patent. The Company had agreed to allocate $1,000,000 of capital to develop and exploit the market opportunities for the patent by December 31, 1996, or the patent would be subject to repurchase by the inventors of the patent. The
Company has satisfied its commitment to allocate $1,000,000 towards the technology as of December 31, 1996. The Company believes that its patent is the first patent awarded of its kind, specifically involving the transmission of audio or voice over the Internet and intranets. The Company also believes that its patent may provide certain strategic and technological advantages in the new and burgeoning area of audio or voice over the Internet and intranets. The Company can make no assurances, however, as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of its patent or as to the future success of the Company in bringing products related to this technology to market. The Company's first product utilizing its patent is Telecom-2000-TM-, a hardware and software suite designed for voice over the Internet and intranets, which is in the final testing stage and projected to be available to market by the end of the Company's fourth quarter of fiscal 1997.

    In March 1996, e-Net entered into an agreement with Sprint Communications Company, L.P. ("Sprint"), a leading telecommunications company, under which e-Net will deliver certain software development services known as Sprint Internet Protocol Dial Services support. Sprint, to date, has been the Company's largest customer. Under the agreement, e-Net will use highly technical software development services to provide security and field support to Sprint customers who use Sprint as a means of accessing the Internet. e-Net's agreement provides that e-Net will generate all of the revenues associated with the number of authorized Sprint Internet Protocol Dial Service user identity codes. e-Net shall also perform password administration, customer service administration and emergency help desk administration under the terms of the agreement. The agreement has a duration of one year, with automatic one year renewals, subject to mutual consent. e-Net intends to seek additional strategic alliances with the Regional Bell Operating Companies (RBOC's) for the use of its technologies, products and services. The Company has not entered into any negotiations to enter into any strategic alliances with the RBOC's. The Company can make no assurances that it will be able to enter into any agreements with such concerns for its technologies, products and services.

    In June 1996, the Company entered into a letter of intent with the Product Management Group of the Advanced Data Services Division of Sprint to enter into an agreement to provide certain of e-Net's technologies, products and services to Sprint to enable Sprint's frame relay customers, approximately 1,500 nationwide, to generate network data reports on an automated basis for their virtual private networks. In November 1996, the Company entered into an agreement with this division of Sprint for a one year term at a value based on products delivered.


    Between October 1996 and January 1997, the Company entered into non-exclusive agreements with Intermedia Communication Incorporated, Sprint, American Communication Services, Inc., NationsBank and Retix Corporation to "beta" test and evaluate the Company's Telecom-2000 product for possible implementation and use for voice communications services over the Internet and/or intranets. The testing and evaluation with these companies, which does not include any cash compensation, is expected to last approximately six months. Although the Company believes that its Telecom 2000 product is in the final testing and evaluation stage and projected to be available to market by the end of the Company's fourth quarter of fiscal 1997, the Company can make no assurances that it will be able to enter into any agreements with such concerns for the sale of such product.


    In January 1997, the Company's Telecom-2000 product was selected as one of three finalists for the Internet/intranet product category in the ComNet 97 New Product Achievement Awards Competition, sponsored by COMPUTERWORLD, at the ComNet trade show and exposition in Washington, D.C. The Telecom-2000 product was demonstrated to the public at ComNet during the three-day show and exposition while on display at the Company's and Sprint's trade booths. The
Company also had representatives present in Sprint's booth where the Telecom-2000 product was demonstrated through voice communication between the Company's and Sprint's booths and between the Company's booth and anywhere off the network that the participant wanted to call.

    In January 1997, the Company entered into a mutual cooperation agreement with MVSI, Inc., a Washington, D.C. area based technology products and services company, under which MVSI intends to resell and OEM certain of the Company's products for applications related to the robotic and instrument technologies and industries.

    In January 1997, the Company entered into an agreement with Lockheed Martin Technical Services, Inc. ("Lockheed Martin"), a Bethesda, Maryland based defense and aerospace technologies firm, to perform certain telecommunications engineering and systems integration services on a subcontractor basis on defense and aerospace technologies contracts. The agreement has an initial value of approximately $500,000 for a one year term and, although no assurances can be made, the agreement may be expanded in value and term during the current fiscal year.


    In March and April 1996, the Company borrowed $1,000,000 in a bridge loan from four persons who are nonaffiliated with the Representative and the Company, to wit: Edward Ratkovich ($500,000), Robert Foise ($250,000), Armstrong Industries (Sid Ritman) ($200,000) and Martin Sumichrast ($50,000), at the rate of eight percent simple annual interest. These four investors are not affiliated with Stratton Oakmont, Inc., a former proposed underwriter for the Company that was barred from the securities industry in December 1996. General Ratkovich and Mr. Sumichrast are officers, directors and principal stockholders of Nasdaq-listed companies formerly underwritten by Stratton Oakmont, Inc. MVSI, Inc., of which General Ratkovich is chairman, chief executive officer and a principal stockholder, is a principal stockholder of the Company. In further consideration of the bridge loan, which was highly speculative since the Company was in its early development stage, the Company issued 1,000,000 shares of Common Stock, 1,000,000 Class A Warrants and 1,000,000 Class B Warrants to such persons. However, in June 1996, such persons converted their loans to equity in consideration of the prior issuance of the securities. In February 1997, such persons agreed to the cancellation of the Class A Warrants and Class B Warrants to help facilitate this offering by making the Company's capital structure more attractive to investors. Also, in February 1997, Mr. Sumichrast sold his 50,000 shares of Common Stock of the Company to Robert P. Laurence, a private investor, in a private transaction for $100,000. Mr. Laurence has no direct or indirect affiliation with Stratton Oakmont, Inc. See "Certain Transactions" and "Description of Securities."


    The Company was incorporated in the State of Delaware on January 9, 1995, and began its operations on June 8, 1995. The principal executive offices of the Company are located at 12800 Middlebrook Rd, Suite 200, Germantown, Maryland 20874, Maryland 20874, and its telephone number is (301) 601-8700. Unless the context otherwise indicates, the terms "Company" and "e-Net" as used in this Prospectus refer to e-Net, Inc.

    SEE "RISK FACTORS," "MANAGEMENT" AND "CERTAIN TRANSACTIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

                                  THE OFFERING


Common Stock Offered.........................  1,500,000 Shares
Warrants Offered.............................  1,500,000 Warrants
Selling Security-holder(1)...................  250,000 Shares
Common Stock Outstanding:
  Before the Offering........................  4,250,000 Shares
  After the Offering.........................  5,750,000 Shares
Warrants Outstanding:
  Before the Offering........................  None
  After the Offering.........................  1,500,000
Estimated Net Proceeds(2)....................  $5,918,750
Use of Proceeds..............................  Administrative expenses, operating costs  and working  capital, including  software support
                                               and development, capital equipment, marketing
                                               and sales, and mergers and acquisitions.  See
                                               "Use of Proceeds."
Nasdaq Symbols(3):
  Common Stock...............................  ETEL
  Warrants...................................  ETELW
Risk Factors(4)..............................  An  investment  in the  Common Stock  and the
                                               Warrants offered  hereby is  speculative  and
                                               involves  a  high degree  of  risk. Investors
                                               should carefully  consider the  risk  factors
                                               enumerated  hereafter before investing in the
                                               Common Stock  and  the  Warrants.  See  "Risk
                                               Factors" and "Dilution."


------------------------

(1) The shares of Common Stock owned by MVSI, Inc., a principal stockholder of the Company, are being registered as part of this offering and are restricted from sale for a period of 12 months from the date of this offering, but may be released for sale during this period with the consent of the Representative. See "Certain Transactions."



(2) After deducting the underwriting discounts and commissions and estimated offering expenses of $1,000,000 payable by the Company including a three percent non-accountable expense allowance to the Representative. See "Underwriting."



(3) Although the Company has applied for the inclusion of the Common Stock and the Warrants on the Nasdaq SmallCap Market under these symbols, there can be no assurances that such securities will be accepted for inclusion or that an active trading market in the securities will develop or be sustained. See "Risk Factors--Possible Failure to Qualify for Nasdaq SmallCap Market Listing."



(4) See   "Risk   Factors--Regulations  May   Impose  Certain   Restrictions  on
    Marketability of Low-priced Securities."

                            SELECTED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATE)

                                                                       FOR THE PERIOD
                                                                            FROM              FOR THE PERIOD
                                                                        JUNE 8, 1995           JUNE 8, 1995
                                                         NINE           (BEGINNING OF         (BEGINNING OF
                                                     MONTHS ENDED      OPERATIONS) TO          OPERATIONS)
                                                   DECEMBER 31, 1996  DECEMBER 31, 1995     TO MARCH 31, 1996
                                                   -----------------  -----------------  ------------------------
Statement of Operations Data:
  Revenue........................................             $438               $205                  $294
  (Loss) income from operations..................             (617  )              83                    90
  (Loss) income before income taxes..............           (6,330  )              83                  (537      )
  Net (loss) income..............................           (6,330  )              83                  (537      )
  Pro forma net loss.............................           (6,330  )             (83  )               (775      )
  Pro forma loss per share.......................            (1.59  )            (.03  )               (.26      )
  Average number of common shares outstanding....        3,972,727          3,000,000             3,017,808

                                                                      DECEMBER 31, 1996
                                                         -------------------------------------------
                                                         HISTORICAL   PRO FORMA (1)  AS ADJUSTED (2)
                                                         -----------  -------------  ---------------
Balance Sheet Data:
  Working capital......................................   $     662     $     912       $   6,831
  Total assets.........................................       1,371         1,620           7,539
  Total liabilities....................................       1,162           137             137
  Stockholders' equity.................................         208         1,483           7,402

------------------------

(1) Pro forma balance sheet data illustrates the effect of the Company receiving an additional loan of $250,000 in January 1997 and the conversion of $1,275,081 debt to equity in February 1997. The pro forma effect of the conversion on the statement of operations is not material. See "Financial Statements."


(2) Adjusted to reflect the sale of the securities offered hereby, less underwriting discounts and commissions and the payment by the Company of expenses of this offering estimated at $1,000,000. See "Use of Proceeds."

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:


    LIMITED OPERATING HISTORY


    The Company was incorporated in Delaware on January 9, 1995 and, as such, faces the risks and problems associated with businesses in their early stages of development and has a limited operating history upon which to base an evaluation of its prospects. Such prospects should be considered in light of the risks, expenses and difficulties frequently encountered in the expansion of a business in an industry characterized by a substantial number of market entrants and intense competition. See "Business."

    BRIDGE FINANCING COSTS WILL NEGATIVELY IMPACT EARNINGS

    The Company did not report earnings for the year ending March 31, 1996 or for the nine month period ended December 31, 1996, principally as a result of the costs attributed to the issuance of 1,000,000 shares of Common Stock,
1,000,000 Class A Warrants and 1,000,000 Class B Warrants, as additional consideration for a bridge loan of $1,000,000, the proceeds of which were received in March and April 1996. Interest expense of $6,000,000 related to the issuance of the securities was accrued during the period from March 19, 1996 through the date upon which the bridge loan was converted to equity (June 24, 1996) with a corresponding credit to paid in capital. Consequently, earnings will be negatively impacted by this cost; however, net stockholders' equity will not be impacted by the corresponding increase in paid in capital. See "Certain Transactions" and "Financial Statements."

    In March and April 1996, the Company borrowed $1,000,000 in a bridge loan from four persons who are nonaffiliated with the Representative and the Company, to wit: Edward Ratkovich ($500,000), Robert Foise ($250,000), Armstrong Industries ($200,000) and Martin Sumichrast ($50,000) at the rate of eight percent simple annual interest. In further consideration of the bridge loan, the Company issued 1,000,000 shares of Common Stock, 1,000,000 Class A Warrants and 1,000,000 Class B Warrants to such persons. However, in June 1996, such persons converted their loans to equity in consideration of the prior issuance of the securities. Also, in February 1997, such persons agreed to the cancellation of the Class A and B Warrants.

    NO ASSURANCE OF FUTURE PROFITABILITY OR PAYMENT OF DIVIDENDS

    The Company can make no assurances that the future operations of the Company will result in additional revenues or will be profitable. Should the operations of the Company be profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future. See "Dividend Policy."

    IMMEDIATE AND SUBSTANTIAL DILUTION

    An investor in this offering will experience immediate and substantial dilution. As of December 31, 1996, the Company had a pro forma net tangible book value of $1,483,457 or $.35 per share derived from the Company's balance sheet as of December 31, 1996 which reflects the effect of a February 1997 conversion of debt to equity and the total common stock outstanding at December 31, 1996. After giving effect to the sale of the securities offered hereby, after deducting underwriting discounts and estimated offering expenses, pro forma net tangible book value would have been $7,402,207 or $1.29 per share. The result will be an immediate increase in net tangible book value per share of $.94 (1,801%) to existing shareholders and an immediate dilution to new investors of $3.71 (74%) per share. As a result, public investors will bear most of the risk of loss since their shares are being purchased at a cost substantially above the price that existing shareholders acquired their shares. See "Dilution."

    NEED FOR ADDITIONAL FINANCING

    The Company intends to fund its operations and other capital needs for the next 12 months substantially from the proceeds of this offering, but there can be no assurance that such funds will be sufficient for these purposes. The Company will require substantial amounts of the proceeds of this offering for its future expansion, operating costs and working capital. The Company has made no arrangements to obtain future additional financing, if required, and there can be no assurance that such financing will be available, or that it will be available on acceptable terms. See "Use of Proceeds."

    DEPENDENCE ON MAJOR CUSTOMERS

    For the period ending March 31, 1996, the Company derived 32% (Sprint), 29% (Comsat), 16% (First Data Resources) and 13% (Documenta) of its sales from four customers, respectively. For the nine months ended December 31, 1996, the Company derived 72% (Sprint) and 23% (Comsat) of its sales from two customers, respectively. The dependence on major customers subjects the Company to significant financial risks in the operation of its business should a major customer terminate, for any reason, its business relationship with the Company. In such event, the financial condition of the Company may be adversely affected and the Company may be required to obtain additional financing, of which there is no assurance. The Company is not aware of any adverse developments with respect to its major customers. Also, dependence on major customers significantly increases the Company's costs, E.G., travel, communication and delivery of products and services, which are reflected in the Company's financial performance. See "Business" and "Financial Statements."

    DEPENDENCE ON MANAGEMENT


    The Company's success is principally dependent on its current management personnel for the operation of its business. In particular, Robert A. Veschi, the Company's president and chief executive officer, has played a substantial role in the development and management of the Company, although there is no assurance that additional managerial assistance will not be required. The analysis of new business opportunities will be undertaken by or under the supervision of the management of the Company. The Company has recently entered into an employment agreement with Mr. Veschi. However, if the employment by the Company of Mr. Veschi terminates, or he is unable to perform his duties, the Company may be substantially affected. The agreement also contains non-compete provisions but are limited in geographical scope, I.E., the Washington, D.C. metropolitan area. The Company has purchased key-man life insurance on Mr. Veschi in the amount of $1 million. The Company is the owner and beneficiary of the term insurance policy. Following the closing of this offering, the Company intends to increase the amount of key-man life insurance on Mr. Veschi to $2 million. See "Use of Proceeds," "Business" and "Management."


    DEPENDENCE ON HIGHLY QUALIFIED TECHNICAL PERSONNEL

    The Company believes that its future success will depend in large part upon its continued ability to recruit and retain highly qualified technical personnel. Competition for highly qualified technical personnel is significant, particularly in the geographic area in which the Company's operations are located. No assurances can be made that the Company's relationship with its employees will remain good. See "Management."

    PRODUCT SECURITY RISKS

    The Company has included in certain of its products an implementation of a security protocol which operates in conjunction with authentication technology that it has developed. Despite the existence of this technology, the Company's products may be vulnerable to break-ins and similar disruptive problems caused by certain Internet or intranet users. Such computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of end users of the Company's products, which may result in significant liability to the Company and may also deter potential customers. Persistent security problems continue to plague public and private data networks. Recent break-ins at major government institutions, banks and corporations have involved hackers bypassing firewalls and missappropriating confidential information. Alleviating problems caused by third parties may require significant expenditures of capital and resources by the Company and may cause interruptions, delays or cessation of service to the Company's customers; such expenditures or interruptions may have a material adverse effect on the Company's business, operating results and financial condition. Moreover, the security and privacy concerns of existing and potential customers, as well as concerns related to computer viruses, may inhibit the growth of the Internet and intranet marketplace, generally, and the Company's customer base and revenues, specifically. The Company intends to limit its liability to customers, including liability arising from a failure of the security features contained in the Company's products, through provisions in its future contracts. However, the Company can make no assurances that such contractual limitations will be enforceable. The Company currently does not have liability insurance to protect against these risks and there can be no assurance that such insurance will be available to the Company on commercially reasonable terms, or available on any terms.

    UNCERTAINTY OF PROPOSED MERGERS AND ACQUISITIONS CAMPAIGN

    Following the closing of this offering, the Company intends to engage in a mergers and acquisitions campaign in order to merge with or acquire companies engaged in a similar business. The Company has not entered into any negotiations to merge with or acquire any such target companies, but the Company has identified several such companies engaged in a complementary business. The Company can make no assurances that it will be able to merge with or acquire any companies. Although the Company intends to utilize approximately $250,000 of the net proceeds of this offering in its mergers and acquisitions activities during the 12 months following the date of this Prospectus, no assurances can be made that such funds will enable the Company to expand its base or realize profitable consolidated operations. In addition, the Company's stockholders may not have the opportunity to review the financial statements of any of the companies that may be acquired or have the opportunity to vote on any proposed acquisitions since Delaware law does not require such review and approval. Should such funds not be utilized in its mergers and acquisitions activities, the Company intends to utilize the funds in equal amounts in working capital, capital equipment and marketing and sales. See "Use of Proceeds."

    BROAD DISCRETION IN APPLICATION OF PROCEEDS

    The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering, including funds received upon exercise of the Warrants, of which there is no assurance, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this offering will be invested by the Company in temporary, short-term interest-bearing obligations. See "Use of Proceeds."

   UNCERTAIN PROTECTION OF PATENT, TRADEMARK, COPYRIGHT AND PROPRIETARY RIGHTS

    In March 1996, the Company acquired all rights, title and interest in the first U.S. patent, U.S. Patent No. 5,526,353, which is comprised of and has been approved for 40 claims, for a system and method for communicating high fidelity and clear transmission of audio or voice over the Internet and intranets, enabling free worldwide transmission of ordinary telephone communications. The Company acquired all rights, title and interest in the patent from the inventors, Messrs. Arthur Henley and Scott Grau, who are original stockholders of the Company, in consideration of a five percent overriding royalty interest against gross profits involving the use of the patent. The Company had agreed to allocate $1,000,000 of capital to develop and exploit the market opportunities of the patent by December 31, 1996, or the patent will be subject to repurchase by the inventors of the patent. The Company has satisfied its commitment to allocate $1,000,000 towards the technology as of December 31, 1996. The Company believes that its patent is the first patent awarded of its kind, specifically involving the transmission of audio or voice over the Internet and intranets. The Company also believes that its patent may provide certain strategic and technological advantages in the new and burgeoning area of audio or voice over the Internet and intranets. The Company can make no assurances, however, as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of its patent.

    The Company currently does not have any other patent or copyright applications pending. However, the Company has numerous trademark applications pending related to certain of its products and technologies. The Company may file patent, trademark and copyright applications relating to certain of the Company's products and technologies. If patents, trademarks or copyrights were to be issued, there can be no assurance as to the extent of the protection that will be granted to the Company as a result of having such patents, trademarks or copyrights or that the Company will be able to afford the expenses of any complex litigation which may be necessary to enforce its proprietary rights. Failure of the Company's patents, trademark and copyright applications may have a material adverse impact on the Company's business. Except as may be required by the filing of patent, trademark and copyright applications, the Company will attempt to keep all other proprietary information secret and to take such actions as may be necessary to insure the results of its development activities are not disclosed and are protected under the common law concerning trade secrets. Such steps will include the execution of nondisclosure agreements by key Company personnel and may also include the imposition of restrictive agreements on purchasers of the Company's products and services. There is no assurance that the execution of such agreements will be effective to protect the Company, that the Company will be able to enforce the provisions of such nondisclosure agreements or that technology and other information acquired by the Company pursuant to its development activities will be deemed to constitute trade secrets by any court of competent jurisdiction.

    SUBSTANTIAL COMPETITION

    Businesses in the United States and abroad that are engaged in Internet and intranet technologies, products and services are substantial in number and highly competitive. Many of the companies with which the Company intends to compete are substantially larger and have substantially greater resources than the Company. It is also likely that other competitors will emerge in the future. The Company will compete with companies that have greater market recognition, greater resources and broader capabilities than the Company. As a consequence, there is no assurance that the Company will be able to successfully compete in the marketplace. See "Business."

    LIMITATION ON DIRECTOR LIABILITY

    As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty except for liability in four specific instances. These are for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. As a result of the Company's charter provision and Delaware law, stockholders may have more limited rights to recover against directors for breach of fiduciary duty. See "Management -- Limitation on Liability of Directors."

    ARBITRARY OFFERING PRICE

    There has been no prior public market for the Company's securities. The price to the public of the securities offered hereby has been arbitrarily determined by negotiations between the Company and the Representative and bears no relationship to the Company's earnings, book value or any other recognized criteria of value. The offering price of $5.00 per share of Common Stock is substantially in excess of the net tangible book value of $.05 per share, derived from the Company's balance sheet as of December 31, 1996, and in excess of the price received by the Company for shares sold in prior transactions. See "Prospectus Summary -- Selected Financial Data," "Underwriting," "Dilution and Other Comparative Data" and "Certain Transactions."

   REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE WARRANTS

    The Company will be able to issue the securities offered hereby, shares of its Common Stock upon the exercise of the Warrants and the Representative's Purchase Option only if (i) there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Securities and Exchange Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. Although the Company intends to maintain a current registration statement, there can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required when facts or events have occurred which represent a material change in the information contained in the registration statement. The Company intends to qualify the sale of the Warrants in a limited number of states, although certain exemptions under certain state securities ("Blue Sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. Qualification for the exercise of the Warrants in the states is essential for the establishment of a trading market in the securities. The Company can make no assurances that it will be able to qualify its securities in any state. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants of those purchasers will expire and have no value if such Warrants cannot be exercised or sold. Accordingly, the market for the Warrants may be limited because of the Company's obligation to fulfill the foregoing requirements. See "Description of Securities," and "Underwriting."

    LACK OF PRIOR MARKET FOR SECURITIES OF THE COMPANY

    No prior market exists for the securities being offered hereby and no assurance can be given that a market will develop subsequent to this offering. The Representative may make a market in the securities of the Company upon the closing of this offering, but there is no assurance that it will do so, or if a market develops that it will be sustained. See "Description of Securities" and "Underwriting."

    WARRANTS SUBJECT TO REDEMPTION

    The Company is offering 1,500,000 shares of Common Stock, $.01 par value per share (the "Common Stock") and 1,500,000 Redeemable Common Stock Purchase Warrants (the "Warrants"). The Common Stock and the Warrants (collectively, the "Securities") are being offered separately and not as units, and each are separately transferable. Each Warrant entitles the holder to purchase one share of Common Stock at $5.25 per share (subject to adjustment) during the five-year period commencing on the date of this Prospectus. The Warrants are redeemable by the Company for $.05 per Warrant, on not less than thirty (30) days nor more than sixty (60) days written notice if the closing bid price for the Common Stock equals or exceeds $10.00 per share during any thirty (30) consecutive trading day period ending not more than fifteen (15) days prior to the date that the notice of redemption is mailed, provided there is then a current effective registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative. See "Description of Securities" and "Underwriting."

    The Company intends to qualify the sale of the securities in a limited number of states, although certain exemptions under certain state securities ("Blue Sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such case, the Warrants of those purchasers will expire and have no value if such Warrants cannot be exercised or sold. Accordingly, the market for the Warrants may be limited because of the Company's obligation to fulfill the foregoing requirements.

   CONTRACTUAL OBLIGATIONS TO REPRESENTATIVE MAY REDUCE PROCEEDS AVAILABLE TO THE COMPANY

    The Company has also agreed to pay fees to the Representative, aggregating up to five percent of the consideration involved in the transaction, if the Representative arranges equity financing, debt financing and assistance with mergers and acquisitions, for the Company other than this offering during a period of five years after the date of this Prospectus, or if the Representative obtains or is influential in increasing any lines of credit the Company may have, provided such financing or increase is accepted by the Company. Such fees will reduce the amount of proceeds available to the Company from such financing or line of credit. Further, in addition to a ten percent underwriting discount, the Company has also agreed to pay the Representative a nonaccountable expense allowance of three percent of the gross proceeds of this offering. To the extent the foregoing compensation is paid from the proceeds of this offering, the amounts available to the Company, will be reduced. Also, the Company has agreed to enter into a financial advisory agreement with the Representative to act as an investment banker for the Company for a period of three (3) years at a fee of $108,000, payable at the closing of this offering. See "Underwriting."

    EXERCISE OF REPRESENTATIVE'S WARRANTS MAY HAVE DILUTIVE EFFECT ON MARKET

    In connection with this offering, the Company will issue to the Representative and/or persons related to the Representative, for nominal consideration, warrants to purchase 150,000 shares of Common Stock and 150,000 Warrants from the Company. The Representative's Purchase Warrants will be exercisable for a five year period commencing from the effective date of the offering at an exercise price of 165% of the price at which the Common Stock and Warrants are sold to the public subject to adjustment. The Representative's Purchase Warrants may have certain dilutive effects because the holders thereof will be given the opportunity to profit from a rise in the market price of the underlying shares with a resulting dilution in the interest of the Company's other shareholders. The terms on which the Company could obtain additional capital during the life of the Representative's Purchase Warrants may be adversely affected because the holders of the Representative's Purchase Warrants might be expected to exercise them at a time when the Company would otherwise be able to obtain comparable additional capital in a new offering of securities at a price per share greater than the exercise price of the Representative's Purchase Warrants. The Company has agreed that, at the request of the holders thereof under certain circumstances, it will register under federal and state securities laws the Representative's Purchase Warrants and/or the securities issuable thereunder. Exercise of these registration rights may involve substantial expense to the Company at a time when it could not afford cash expenditures and may adversely affect the terms upon which the Company may obtain additional funding and may adversely affect the price of the Common Stock. See "Underwriting."

   REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF LOW-PRICED SECURITIES

    The Securities and Exchange Commission ("Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share, subject to certain exceptions. Upon authorization of the securities offered hereby for quotation, such securities will initially be exempt from the definition of "penny stock." If the securities offered hereby fall within the definition of a "penny stock" following the effective date, the Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell the Company's securities in the secondary market.

    SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET


    All of the Company's currently outstanding shares of Common Stock are "restricted securities" and, in the future, may be sold upon compliance with Rule 144, adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell only an amount every three months equal to the greater of
(a) one percent of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since nonaffiliates may sell without volume limitation their shares held for three years if there is adequate current public information available concerning the Company. Upon the sale of the securities, and assuming that there is no exercise of any issued and outstanding Warrants, the Company will have 5,750,000 shares of its common stock issued and outstanding, of which 4,250,000 shares will be "restricted securities." Therefore, during each three month period, beginning January 9, 1997, a holder of restricted securities who has held them for at least the two year period may sell under Rule 144 a number of shares up to 57,500 shares. Non-affiliated persons who hold for the three-year period described above may sell unlimited shares once their holding period is met. However, pursuant to the terms of the Underwriting Agreement, the stockholders of the Company have agreed not to sell, transfer, assign or otherwise dispose of any restricted securities of the Company for a period of 24 months following the date of this Prospectus. See "Dilution," "Principal Stockholders," "Certain Transactions," "Description of Securities" and "Underwriting."


    Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See "Description of Securities."

    POSSIBLE FAILURE TO QUALIFY FOR NASDAQ SMALLCAP MARKET LISTING

    Although the Company has applied for listing of the Common Stock and the Warrants on the Nasdaq SmallCap Market, there can be no assurance that such application will be approved or that a trading market for the Common Stock and the Warrants will develop or, if developed, will be sustained. Furthermore, there can be no assurances that the securities purchased by the public hereunder may be resold at their original offering price or at any other price. In order to qualify for initial listing on the Nasdaq SmallCap Market, a company must, among other things, have at least $4 million in total assets, $2 million net worth, $1 million "public float," and a minimum bid price for its securities of $3 per share. For continued listing on the Nasdaq SmallCap Market, a company must maintain $2 million in total assets, a $200,000 market value of the public float and $1 million in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid of $1 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on the Nasdaq SmallCap Market if the market value of the public float is at least $1 million and the Company has $2 million in capital and surplus. The failure to meet these maintenance criteria, or proposed stiffer maintenance criteria, in the future may result in the discontinuance of the inclusion of the Common Stock and Warrants on the Nasdaq SmallCap Market.

    If the Company is or becomes unable to meet the listing criteria (either initially or on a continued basis) of the Nasdaq SmallCap Market and is never traded or becomes delisted therefrom, trading, if any, in the Common Stock and the Warrants would thereafter be conducted in the over-the-counter market in the "pink sheets" or, if then available, on the "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such an event, the market price of the Common Stock and the Warrants may be adversely impacted. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock and the Warrants.

                                USE OF PROCEEDS

    After deducting the expenses of this offering, the Company will receive net proceeds from the offering of approximately $5,918,750. These proceeds, excluding the exercise of any of the Warrants, will be utilized in order of priority by the Company as listed below for approximately 12 months substantially as follows:

                                                           APPROXIMATE
                                                          AMOUNT OF NET
ADMINISTRATIVE EXPENSES                                     PROCEEDS          %
                                                         ---------------  ---------
Management Compensation(1).............................    $   750,000        12.67
Employee Salaries and Overhead(2)......................      1,000,000        16.90

OPERATING COSTS AND WORKING CAPITAL
Software Support and Development(3)....................      1,100,000        18.58
Capital Equipment(4)...................................      1,250,000        21.12
Marketing and Sales(5).................................      1,000,000        16.90
Mergers and Acquisitions(6)............................        250,000         4.22
Working Capital(7).....................................        568,750         9.61
                                                         ---------------  ---------
    TOTAL..............................................    $ 5,918,750       100.00
                                                         ---------------  ---------
                                                         ---------------  ---------

------------------------

(1) The officers and employees of the Company also intend to receive remuneration as part of an overall group insurance plan providing health, life and disability insurance benefits for employees of the Company. The amount allocable to each individual officer and employee cannot be specifically or precisely ascertained, but, in any event, will not exceed $25,000 per annum as to each individual. The officers and directors of the Company also will receive significant compensation in the form of salaries and director fees, respectively. See "Management -- Remuneration."


(2) Includes annual general and administrative employee salaries, exclusive of management salaries, associated benefits, related office rent and miscellaneous office expenses. Also, includes financial advisory fees of $108,000 for a three-year term payable to the Representative upon the closing of this offering.


(3) Includes annual salaries for software and engineering support personnel.

(4) The Company intends to purchase and/or lease certain additional capital equipment and product inventory including, but not limited to, engineering and manufacturing equipment, computer hardware/software and systems, telephone and facsimile systems, security systems and office equipment and furniture.

(5) The amount  allocated  by  the  Company for  marketing  and  sales  includes
    marketing   materials,  advertising,  business   travel  and  a  significant
    expansion of its marketing and sales staff.

(6) Following the closing of this offering, the Company intends to engage in a mergers and acquisitions campaign in order to merge with or acquire complementary companies in the $10 million to $25 million revenue range. The Company has not entered into any negotiations, agreements, arrangements or understandings with respect to the merger with or acquisition of any such target companies, or has any such agreement or understandings with any brokers or finders regarding same. The Company can make no assurances that it will be able to merge with or acquire any companies. Although the Company intends to utilize not more than $250,000 in its mergers and acquisitions activities during the 12 months following the date of this Prospectus, no assurances can be made that such funds will enable the Company to expand its base or realize profitable consolidated operations. Whenever possible, the Company intends to issue its securities rather than use such cash funds to consummate a merger or acquisition. The ability of the Company to engage in a mergers and acquisitions campaign in view of the Company's resources is uncertain. Should such funds not be utilized in its mergers and acquisitions activities, the Company intends to utilize the funds in equal amounts in capital equipment and marketing and sales.

(7) Working capital will be utilized by the Company to enhance and, otherwise, stabilize cash flow during the initial 12 months of operations following the closing of this offering, such that any shortfalls between cash generated by operating revenues and costs will be covered by working capital. Although the Company prefers to retain its working capital in reserve, the Company may be required to expend part or all of these proceeds as financial demands dictate.

    Although it is uncertain that the Company's shares of Common Stock will rise to a level at which the Warrants would be exercised, in the event subscribers in this offering elect to exercise all of the Warrants herein (not including the Representative's Over-allotment Option or the Representative's Purchase Option), the Company will realize gross proceeds of approximately $7,875,000. Management anticipates that the proceeds from the exercise of the Warrants would be contributed to working capital of the Company. Nonetheless, the Company may at the time of exercise allocate a portion of the proceeds to any other corporate purposes. Accordingly, investors who exercise their Warrants will entrust their funds to management, whose specific intentions regarding the use of such funds are not presently and specifically known.

    The Company is unable to predict the precise period for which this offering will provide financing, although management believes that the Company should have sufficient working capital to meet its cash requirements for the 12 months period following the date of this offering. Accordingly, the Company may need to seek additional funds through loans or other financing arrangements during this period of time. No such arrangements exist or are currently contemplated and there can be no assurance that they may be obtained in the future should the need arise.

    Pending utilization, management intends to make temporary investment of the proceeds in bank certificates of deposit, interest-bearing savings accounts, prime commercial paper or federal government securities.

                                    DILUTION

    As of December 31, 1996, the Company had pro forma net tangible book value of $1,483,457 or $.35 per share, derived from the Company's balance sheet as of December 31, 1996 adjusted to give effect to the February 1997 conversion of debt to equity and the total common stock outstanding at December 31, 1996 and the issuance of Common Stock in February 1997 related to the conversion of debt to equity. Net tangible book value per share means the tangible assets of the Company, less all liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the Common Stock offered hereby at an assumed price of $5.00 per share after deducting underwriting discounts and estimated offering expenses, pro forma net tangible book value would have been $7,402,207 or $1.29 per share. The result will be an immediate increase in net tangible book value per share of $.94 (1,801%) to existing shareholders and an immediate dilution to new investors of $3.71 (74%) per share. As a result, public investors will bear most of the risk of loss since their shares are being purchased at a cost substantially above the price that existing shareholders acquired their shares. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table illustrates this dilution assuming no exercise of the over-allotment option:

Public offering price of the Common Stock offered hereby.............             $    5.00
  Pro forma net tangible book value per share, before the offering...  $     .35
  Increase per share attributable to the sale by the Company of the
   shares offered hereby.............................................  $     .94
                                                                       ---------
Pro forma net tangible book value per share, after the offering......             $    1.29
                                                                                  ---------
Dilution per share to new investors..................................             $    3.71
                                                                                  ---------
                                                                                  ---------


    The  above table  assumes no  exercise of  the Warrants,  the Over-allotment
Option  or   the  Representatives's   Purchase  Option.   See  "Description   of
Securities."


    The following table summarizes the investments of all existing stockholders and new investors after giving effect to the sale of the shares offered hereby assuming no exercise of the Over-allotment Option:

                                                                 PERCENTAGE                  PERCENT OF     AVERAGE
                                                     SHARES       OF TOTAL      AGGREGATE       TOTAL      PRICE PER
                                                    PURCHASED      SHARES     CONSIDERATION   INVESTED       SHARE
                                                  -------------  -----------  -------------  -----------  -----------
Present Stockholders............................      4,250,000      73.91%   $   2,280,000      23.31%    $    0.54
                                                                                                               -----
                                                                                                               -----
Public Stockholders.............................      1,500,000      26.09%   $   7,500,000      76.69%    $    5.00
                                                  -------------  -----------  -------------  -----------       -----
                                                                                                               -----
    Total.......................................      5,750,000     100.00%   $   9,780,000     100.00%    $    1.70
                                                  -------------  -----------  -------------  -----------       -----
                                                  -------------  -----------  -------------  -----------       -----

    If the Over-allotment Option is exercised in full, the public stockholders will have paid $8,625,000 and will hold 1,725,000 shares of Common Stock, representing 79.09%percent of the total consideration and 28.87% percent of the total number of outstanding shares of Common Stock. See "Description of Securities" and "Underwriting."

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

    The following table sets forth the capitalization of the Company, as of December 31, 1996 and as adjusted to reflect the sale of the securities offered hereby. The table should be read in conjunction with the Financial Statements, and the notes thereto.

                                                                       DECEMBER 31,
                                                                           1996      PRO FORMA (2)  AS ADJUSTED(1)
                                                                       ------------  -------------  --------------
Long-term debt.......................................................   $    1,000    $   --          $   --
                                                                       ------------  -------------       -------
Stockholders' equity
  Common Stock, $.01 par value, 50,000,000 shares authorized,
   4,000,000 shares outstanding; pro forma 4,250,000 shares
   outstanding reflecting the issuance of shares after the conversion of debt to equity in February 1997; 5,750,000 shares outstanding,
   as adjusted.......................................................           40    $        42     $       57
  Additional paid-in capital.........................................        7,035          8,308         14,212
  Retained deficit...................................................       (6,867)        (6,867)        (6,867)
                                                                       ------------  -------------       -------
    Total stockholders' equity.......................................          208          1,483          7,402
                                                                       ------------  -------------       -------
    Total capitalization.............................................   $    1,208    $     1,483     $    7,402
                                                                       ------------  -------------       -------
                                                                       ------------  -------------       -------

------------------------
(1) As adjusted to reflect the net proceeds of this offering. Assumes no exercise of (i) the Warrants; (ii) the Representative's Over-allotment Option to purchase up to 225,000 shares of Common Stock and 225,000
    Warrants; or (iii) the Representative's Purchase Option to purchase up to 150,000 shares of Common Stock and 150,000 Warrants. See "Description of Securities" and "Underwriting."


(2) The pro forma capitalization illustrates the effect of the conversion of $1,275,081 debt to equity in February 1997 (which includes a $250,000 loan received by the Company in January 1997). See "Financial Statements."


                                DIVIDEND POLICY

    Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid by the Company.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION


    e-Net, Inc. ("Company"), develops, markets and supports open client-server and integrated applications software that enables local, national and international telephone communications, information exchange and commerce over the Internet and private Internet Protocol ("IP") networks. The Company's software products allow individuals and organizations to execute secure, private voice communications across the Internet and intranets, through the use of authentication technology, for local, national and international telephone communications, information exchange and commerce. In addition, through the use of the Company's software, organizations can extend their internal information systems and enterprise applications to geographically dispersed facilities, remote offices and mobile employees. Competitive factors in the Internet-based software and services market include core technology, breadth of product features, product quality, marketing and distribution resources, and customer service and support. However, the market and competition are still new and rapidly emerging, and there can be no assurance that the Company will be able to compete successfully against current or future competitors, or that this competition will not adversely affect the Company's business, operating results or financial condition. See "Risk Factors" and "Business -- Competition."


    In March 1996, the Company acquired all rights title and interest in the first U.S. patent, U.S. Patent No. 5,526,353, which is comprised of and has been approved for 40 claims, for a system and method for communicating high fidelity and clear transmission of audio or voice over the Internet and intranets, enabling free worldwide high fidelity and clear transmission of ordinary telephone communications. The Company acquired all rights, title and interest in the patent from the inventors, Messrs. Arthur Henley and Scott Grau, who are original stockholders of the Company, in consideration of a five percent overriding royalty interest against gross profit involving the use of the patent. The Company had agreed to allocate $1,000,000 of capital to develop and exploit the market opportunities of the technology by December 31, 1996, or the patent would be subject to repurchase by the inventors of the patent. The Company has satisfied its commitment to allocate $1,000,000 towards the patent as of December 31, 1996. The Company believes that its patent is the first patent awarded of its kind, specifically involving the transmission of audio or voice over the Internet and intranets. The Company also believes that its patent may provide certain strategic and technological advantages in the new and burgeoning area of audio or voice over the Internet and intranets. The Company can make no assurances, however, as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of its patent or as to the future success of the Company in bringing products related to this technology to market. See "Business," "Management" and "Financial Statements."

    The Company's operations to date have concentrated on continuing development of its technologies, products and services, establishing acceptance of its software products in the telecommunications industry, providing services to its existing customer base, and securing financing necessary to fund development, operations and expansion of its business.

    The Company's line of products include:

    TELECOM-2000-TM-


    e-Net's Telecom-2000 product is based on the patent rights acquisition described above and consists of voice/data integration and authentication protocol, voice packetization software, prototype interfaces to Ethernet telephony hardware, address resolution and call handling software, and interfaces to the traditional telephone network through a PC, or personal computer. The Telecom-2000 is designed to allow individuals and organizations to execute secure, private voice communications across the Internet and intranets, such as local, national and international telephone communications. Due to the economical and highly scalable architecture that e-Net has developed, Telecom-2000 can be utilized for integrated data and telephony communications in very small offices, enterprise networks, national reseller networks and for the individual consumer. Between October 1996 and January 1997, the Company entered into non-exclusive agreements with Intermedia Communication

Incorporated, Sprint, American Communication Services, Inc., NationsBank and Retix Corporation to "beta" test and evaluate the Company's Telecom-2000 product for possible implementation and use for voice communications services over the Internet and/or intranets. The testing and evaluation with these companies is expected to last approximately six months. Although the Company believes that its Telecom 2000 product is in the final testing and evaluation stage and projected to be available to market by the end of the Company's fourth quarter of fiscal 1997, the Company can make no assurances that it will be able to enter into any agreements with such concerns for the sale of such product. Depending on the precise configuration and volume, the Company intends to offer the Telecom-2000 at a price of approximately $750 per unit, which includes a one year warranty and technical service, training and support.


    INTELLICD-TM-

    The IntelliCD product was developed by e-Net to meet a strategic need of Sprint. Sprint's larger customers have reported a critical need to receive monthly billing information (call detail reports) in an easily accessible, computer acceptable input format, which would allow direct access, search and retrieval to meet a wide variety of requirements. The CD-ROM medium provides rapid access to data, uses ubiquitous PC equipment for access, and requires minimal storage requirements. The e-Net approach includes the design and development of an ergonomic, SQL-based search and retrieval software engine that permits users with little knowledge of data processing to easily define and generate a wide variety of searches and reports. Since e-Net's software design is highly generalized, the IntelliCD process is readily adapted to any requirement involving repeated use of large volume, non-volatile data sets. Depending on precise configuration and volume, the Company offers the IntelliCD at a price of approximately $300 per unit, which includes a one year warranty and technical service, training and support. For the periods ended December 31, 1996 and March 31, 1996, the Company realized $107,200 and $74,500, respectively, in sales of the IntelliCD product, representing approximately 24 percent and 25 percent, respectively, of its total sales.

    e-NET NMS-TM-

    The e-Net Network Management System ("e-Net NMS") is a proprietary expert systems-based, user friendly, object-oriented network and system management product that is offered by the Company. Through the introduction of automated problem, configuration, accounting, performance and security management, the Company's e-Net NMS product provides corporate and government enterprises with flexibility for the management of global telephone and data networks, including networks connected by the Internet. The e-Net NMS product also provides network traffic optimization and re-routing, real-time configuration and database management, generation of all needed reports, and system failure detection and prediction. Depending on precise configuration and volume, the Company offers the e-Net NMS product at a price of approximately $60,000 per unit, which includes a one year warranty and technical service, training and support. For the periods ended December 31, 1996 and March 31, 1996, the Company realized $24,000 and $43,000, respectively, in sales of the e-Net NMS product, representing approximately 5 percent and 15 percent, respectively, of its total sales.

    DEBITBILL-TM-

    The telephone debit card business has experienced strong growth in response to customer acceptance and increasing demand. e-Net's experience with its own proprietary debit billing card product, called DebitBill, has indicated that there may be significant market demand for this technology, although the Company can make no assurances of the extent of any demand. The Company intends to sell its debit card product to the Internet service delivery market. DebitBill interfaces with standard telephone switches and related accounting management software to identify the customer and to record and manage amounts owed. The Company believes that DebitBill may be a significant product in its suite of products because of the ease-of-use and cash flow implications of this technology. e-Net has specifically designed DebitBill for the Internet and private IP networks. Depending on precise configuration and volume, the Company has recently begun to offer the DebitBill product at a price of approximately $60,000 per unit, which includes a one year warranty and technical service, training and support. For the periods ended December 31, 1996 and March 31, 1996, the Company has not realized any sales of this product.

    SERVICES

    In addition to the products listed above, e-Net provides technology services to its customers in a number of other areas. The Company has made a commitment to provide timely, high quality technical support to meet the diverse needs of its customers and partners and to facilitate the adoption and use of its technologies, products and services. These services include e-Net Helpdesk support, consulting on software programming and network management systems and training. For the periods ended December 31, 1996 and March 31, 1996, the Company realized $307,284 and $176,376, respectively, in sales related to its technology support services, representing approximately 70 percent and 60 percent, respectively, of its total sales.

    The Company's plans for the next fiscal year center around continuing efforts to complete the final phase development and test marketing of Telecom-2000. Management believes that the market for such a product is only now being defined and customers are waiting for a product which can deliver voice quality equivalent to existing telephony at a reduced cost. While no assurances can be made of Telecom-2000's success, management believes this product's potential in the marketplace may be significant. To date, no installations of Telecom-2000 have been sold. As a result, the Company's operating results may fluctuate significantly based upon future sales.

    The Company also intends to continue internal development of additional versions of Telecom-2000, as well as, other software products. Management believes that, as the market matures, different market segments will require slightly modified versions of its Telecom-2000. Management also believes that additional software product requirements will be recognized while working with its customers and installing its existing products or providing its existing expert services.

    Following the closing of this offering, the Company intends to engage in a mergers and acquisitions campaign in order to merge with or acquire complementary companies in the $10 million to $25 million revenue range. The Company has not entered into any negotiations, agreements, arrangements or understandings with respect to the merger with or acquisition of any such target companies, or has any such agreement or understandings with any brokers or finders regarding same. The Company can make no assurances that it will be able to merge with or acquire any companies. Although the Company intends to utilize not more than $250,000 in its mergers and acquisitions activities during the 12 months following the date of this Prospectus, no assurances can be made that such funds will enable the Company to expand its base or realize profitable consolidated operations. Whenever possible, the Company intends to issue its securities rather than use such cash funds to consummate a merger or acquisition. The ability of the Company to engage in a mergers and acquisitions campaign in view of the Company's resources is uncertain. Should such funds not be utilized in its mergers and acquisitions activities, the Company intends to utilize the funds in equal amounts in capital equipment and marketing and sales.

    The Company's objective is to market and distribute its products worldwide, in part by disseminating its products through multiple national and international distribution channels. However, there can be no assurances that the Company will be able to meet this objective. The Company has designed its distribution strategy to address the particular requirements of its diverse institutional and individual target customers. The Company's direct distribution efforts will consist of a direct sales force and telesales as well as marketing directly VIA the e-Net home page on the Internet. The Company also intends to distribute its products indirectly through OEMs, systems integrators, VARs and software retailers.

    As described in Note B to the Financial Statements, the Company issued 500,000 bridge units to four persons, comprising 1,000,000 shares of Common Stock, 1,000,000 Class A Warrants, and 1,000,000 Class B Warrants as additional consideration for a bridge loan of $1,000,000, the proceeds of which were received in March and April 1996. In June 1996, however, the bridge loan principal was converted to paid in capital and accounted for as consideration paid for the 500,000 bridge units. In addition to the payment of interest of 8% per annum on the bridge loan, interest expense of $6,000,000 related to the issuance of the bridge units was accrued during the period from the date of each loan through the effective date of this offering and a corresponding credit will be credited to paid in capital; of this amount $614,865 was expensed as of March 31, 1996 and $5,385,135 was expensed in fiscal 1997. In February 1997, such persons agreed to the cancellation of the Class A and B Warrants.

    In addition, operating results for the year ended March 31, 1997 and thereafter, will be negatively impacted by the expenditure of funds for continuing development of the Company's technologies, products and services.

    In July 1996, the Company caused a 2:1 reverse stock split of its issued and outstanding shares of common stock, Class A and Class B Warrants. In August 1996, the Company caused a 2:1 split of its issued and outstanding shares of common stock, Class A Warrants and Class B Warrants. In February 1997, the Company caused a 2:1 reverse stock split of its issued and outstanding shares of Common Stock and canceled its outstanding Class A and Class B warrants. Also, in February 1997, the Company converted a $1,250,000 loan obligation to 250,000 shares of Common Stock, resulting in 4,250,000 shares of Common Stock issued and outstanding prior to this offering.

RESULTS OF OPERATIONS

    NINE MONTHS ENDED DECEMBER 31, 1996 COMPARED WITH PERIOD ENDED DECEMBER 31, 1995

    Revenue increased by 114% to $439,000 in the nine months ended December 31, 1996 from $205,000 in the period ended December 31, 1995. The increase in revenue dollars was attributable to the increased delivery of the Company's IntelliSeries Products and Help Desk Services. In the period ended December 31, 1996, revenue mix, as a percentage of revenue, among products and services was 5% and 95%, respectively. Revenue mix among products and services for the corresponding period in 1995 was 21% and 79%, respectively.

    Cost of product sales and service increased by 712% to $303,000 in the nine-months ended December 31, 1996 or 69% as a percentage of revenue as compared to $37,000 or 18% as a percentage of revenue in the corresponding period in 1995. The dollar increase was largely attributable to the increased business volume and the associated labor, overhead, consultant and subcontract costs necessary to service the increased volume, as well as the foregoing compensation during the startup phase (see pro forma adjustment on the Statement of Operations for the period from beginning of operations to December 31, 1995). The percentage increase was attributable to the elements discussed above.

    General and administrative expense increased by 603% to $594,000 in the nine months ended December 31, 1996 from $84,000 in the corresponding period in 1995. The dollar and percentage increase were largely due to the hiring of administrative and selling staff. The number of employees of the Company engaged in general and administrative, selling, and research and development activities increased from two at December 31, 1995 to ten at December 31, 1996. The Company plans to make additional expenditures in the general and administrative and selling organizations as necessary and does not expect the overall cost as a percentage of revenue to decline in the next twelve months.

    Research and development costs increased to $159,000 in the nine months ended December 31, 1996 as compared to $0 in the corresponding period in 1995. Research and development costs consist of hardware related development costs associated with the Telecom-2000 product and the $50,000 purchase price for certain prototype boards, proprietary software code and research and development in May 1996. The Company also incurred $368,000 in capitalized software development costs related to development of software for its Telecom-2000 product in the nine months ended December 31, 1996. The Company plans to continue research and development activities, however, future software development costs will be capitalized in accordance with generally accepted accounting principles, subject to judgments to be made as to technological feasibility of the software development efforts and recoverability. Upon release of software products, ongoing development, maintenance and support costs will be expensed as incurred.


    Interest and financing charges net total was $5,700,000 in the nine months ended December 31, 1996 as compared to $-0- in the corresponding period in 1995. The increase in interest and financing charges was mainly due to $5,400,000 in interest expense associated with a private placement and $300,000 of costs associated with a planned initial public offering of securities in 1996 which was abandoned in September 1996. The extraordinary interest expense associated with the bridge loans reflects the highly speculative nature of the loans at the time. Traditional forms of short term asset based financing were not available to the Company. Management therefore believed that the funds provided by the loans were critical to the Company to bring its products to market and justified the issuance of the bridge unit securities as additional consideration for such loans. The Company does not expect to encounter similar difficulty in obtaining short term financing in the future. Therefore, financing expense of the magnitude associated with the bridge financing is believed to be non-recurring. The Company's product lines are ready for commercial production. A portion of the proceeds from the Company's initial public offering will be used to fund the production of start-up inventory necessary for initial deliveries to customers. By filling sales orders and generating increases in accounts receivable and cash flow, management believes traditional asset-based financing will be attainable to satisfy ongoing working capital needs. The Company signed a new letter of intent in February 1997 for an initial public offering of securities (see Liquidity and Capital Resources below).


    Loss from operations increased to $6,330,000 in the nine months ended December 31, 1996 as compared to income from operations of $83,000 or 41% as a percentage of revenue in the corresponding period in 1995. The dollar decrease in income from operations was largely attributable to the increase in financing costs associated with a private placement, research and development, and selling, general and administrative costs as discussed above. In future periods, gross margins may be affected by price competition or changes in sales channels, increases in the costs of goods or changes in the mix of products sold.

    A valuation allowance has been established equal to the amount of income taxes pending evidence that the Company will be able to generate taxable net income which will be offset by the tax net loss carryforward in future years. Financing expense associated with the issuance of bridge units is non-deductible and is being treated as a capital transaction for income tax reporting purposes. The use of net operating losses by the Company in the future to offset taxable income may be limited to the event of a change in control of the Company in accordance with Section 382 of the Internal Revenue Code.

    Net loss for the quarter ended December 31, 1996 was $6,300,000, or ($1.59) per share, compared to net income of $83,000, or $.03 per share, for the period ended December 31, 1995. Net loss for nine months ended December 31, 1996 included $5,700,000 in private placement and cost of stock offering interest and financing charges as previously discussed.

    PERIOD FROM BEGINNING OF OPERATIONS (JUNE 8, 1995) TO MARCH 31, 1996

    The Company reported sales for the period of $293,876. For the period ending March 31, 1996, the Company derived 32% (Sprint), 29% (Comsat), 16% (First Data Resources) and 13% (Documenta) of its sales from four customers, respectively. The sales is attributable to its three main business areas: sales of software products, integration and support of software products, integration and support of enterprise computer networks. The cost of product sales and service consists of salaries and wages, support costs and other expenses. The gross margin for its products and services was approximately 70% of sales.

    The Company reported selling, general and administrative expenses of $115,171 which consisted of salaries of officer and employees, support costs, legal fees, the cost of product development charged to expense during the period and other administrative expenses.

    Interest and financing charges were $621,749 including an interest charge of $614,865 associated with the issuance of bridge units as additional consideration for a $500,000 bridge loan originating in March 1996, as well as interest on loans from the president of the Company.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's operations to date have concentrated on continuing development of its products, establishing acceptance of its software products in the telecommunications industry, providing services to its existing customer base and securing financing necessary to fund development, operations and expansion of its business. Management believes cash flow provided by operations and remaining proceeds received or to be received from MVSI, Inc. as described in Note H will be sufficient to sustain operations for the remainder of fiscal 1997. Additional financing will be necessary to provide for continued product development and operations in fiscal 1998.

    In February 1997, the Company signed a letter of intent for an initial public offering of the Company's securities with this Underwriter. The net proceeds of the offering should net the Company approximately $5.9 million. These proceeds should provide adequate working capital for the Company to self-fund operations, continued development expenditures and production inventory costs over the next 12 months.

    The Company received $500,000 in March 1996 and $500,000 in April 1996 under bridge loan transactions wherein the Company issued 1,000,000 bridge units (each unit consisting of two shares of Common Stock, two Class A Warrants and two Class B Warrants) as additional financing costs in consideration for making the loans. However, such loans were converted to paid in capital in June 1996 and accounted for as consideration paid for the bridge units. See "Certain Transactions" and "Description of Securities."


    The Company's commitments currently include an agreement to allocate $1,000,000 of capital by December 31, 1996 to develop and exploit the market opportunities of the patent acquired in March 1996, or the patent will be subject to repurchase by the inventors of the patent. The Company has satisfied its commitment to allocate $1,000,000 towards the technology as of December 31, 1996. In addition, the Company is also committed under an employment agreement effective April 1, 1996 with an officer which provides for an annual salary and bonus of $262,500. Other than the lease commitment described below, the Company has no other significant firm commitments. However, using the net proceeds of the Company's offering, the Company does anticipate that a significant amount of start-up inventory will be necessary to fill initial orders from customers. In addition, while no firm commitments exist, the net proceeds from the offering will also be used to purchase and/or lease additional capital equipment including but not limited to, engineering and manufacturing equipment, computer hardware and software, telephone and facsimile systems, securitiy systems, and office equipment and furniture.


    The Company leases approximately 5,500 square feet for its principal executive offices located at 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874. The Company also leases approximately 1,500 square feet for additional operational facilities located at 12325 Hymeadow Drive, Austin, Texas 78750. The Company intends to expand its Texas facility to 5,500 square feet following the closing of this offering. Base rental for the current premises are approximately $7,900 and $1,200 per month, respectively. The lease requires the Company to pay certain property taxes and certain operating expenses. The Company believes that its current and anticipated facilities are suitable and adequate for its operations.

IMPACT OF INFLATION

    The Company does not believe that inflation has had a material adverse effect on sales or income since its inception. Increases in supplies or other operating costs may adversely affect the Company's operations; however, the Company believes it may increase prices of its technologies, products and services to offset increases in costs of goods sold or other operating costs.

TECHNOLOGY CHANGES

    Based on its limited experience to date, the Company believes that its future operating results may be subject to quarterly variations based on a variety of factors, including technology changes and advances, especially in the Internet. Such effects may not be apparent in the Company's operating results during a period of expansion. However, the Company can make no assurances that its business can be significantly expanded under any circumstances.

                                    BUSINESS

OVERVIEW


    e-Net, Inc. develops, markets and supports open client-server and integrated applications software that enables local, national and international telephone communications, information exchange and commerce over the Internet and private Internet Protocol ("IP") networks. The Company's software products are designed to deliver high levels of performance, ease of use and security. These software products allow individuals and organizations to execute secure, private voice communications across the Internet and intranets, through the use of authentication technology, for local, national and international telephone communications, information exchange and commerce. In addition, through the use of the Company's software, organizations can extend their internal information systems and enterprise applications to geographically dispersed facilities, remote offices and mobile employees.


    In March 1996, the Company acquired all rights, title and interest in the first U.S. patent, U.S. Patent No. 5,526,353, which is comprised of and has been approved for 40 claims, for a system and method for communicating high fidelity and clear transmission of audio or voice over the Internet and intranets, enabling free worldwide high fidelity and clear transmission of ordinary telephone communications. The Company acquired all rights, title and interest in the patent from the inventors, Messrs. Arthur Henley and Scott Grau, who are original stockholders of the Company, in consideration of a five percent overriding royalty interest against gross profits involving the use of the patent. The Company had agreed to allocate $1,000,000 of capital to develop and exploit the market opportunities for the patent by December 31, 1996, or the patent would be subject to repurchase by the inventors of the patent. The
Company has satisfied its commitment to allocate $1,000,000 towards the technology as of December 31, 1996. The Company believes that its patent is the first patent awarded of its kind, specifically involving the transmission of audio or voice over the Internet and intranets. The Company also believes that its patent may provide certain strategic and technological advantages in the new and burgeoning area of audio or voice over the Internet and intranets. The Company can make no assurances, however, as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of its patent or as to the future success of the Company in bringing products related to this technology to market. The Company's first product utilizing its patent is Telecom-2000-TM-, a hardware and software suite designed for voice over the Internet and intranets, which is in the final testing stage and projected to be available to market by the end of the Company's fourth quarter of fiscal 1997.

    In March 1996, e-Net entered into an agreement with Sprint Communications Company, L.P. ("Sprint"), a leading telecommunications company, under which e-Net will deliver certain software development services known as Sprint Internet Protocol Dial Services support. Sprint, to date, has been the Company's largest customer. Under the agreement, e-Net will use highly technical software development services to provide security and field support to Sprint customers who use Sprint as a means of accessing the Internet. e-Net's agreement provides that e-Net will generate all of the revenues associated with the number of authorized Sprint Internet Protocol Dial Service user identity codes. e-Net shall also perform password administration, customer service administration and emergency help desk administration under the terms of the agreement. The agreement has a duration of one year, with automatic one year renewals, subject to mutual consent. e-Net intends to seek additional strategic alliances with the Regional Bell Operating Companies (RBOC's) for the use of its technologies, products and services. The Company has not entered into any negotiations to enter into any strategic alliances with the RBOC's. The Company can make no assurances that it will be able to enter into any agreements with such concerns for its technologies, products and services.

    In June 1996, e-Net entered into a letter of intent with the Product Management Group of the Advanced Data Services Division of Sprint to enter into an agreement to provide certain of e-Net's technologies, products and services to Sprint to enable Sprint's frame relay customers, approximately 1,500 nationwide, to generate network data reports on an automated basis for their virtual private networks. In November 1996, the Company entered into an agreement with this division of Sprint for a one year term at a value based on products delivered.

    Between October 1996 and January 1997, the Company entered into non-exclusive agreements with Intermedia Communication Incorporated, Sprint, American Communications Services, Inc., NationsBank and Retix Corporation to "beta" test and evaluate the Company's Telecom-2000 product for possible implementation and use for voice communications services over the Internet and/or intranets. The testing and evaluation with these companies, which does not include any cash consideration, is expected to last approximately six months. Although the Company believes that its Telecom 2000 product is in the final testing and evaluation stage and projected to be available to market by the end of the Company's fourth quarter of fiscal 1997, the Company can make no assurances that it will be able to enter into any agreements with such concerns for the sale of such product.


    In January 1997, the Company's Telecom-2000 product was selected as one of three finalists for the Internet/intranet product category in the ComNet 97 New Product Achievement Awards Competition, sponsored by COMPUTERWORLD, at the ComNet trade show and exposition in Washington, D.C. The Telecom-2000 product was demonstrated to the public at ComNet during the three-day show and exposition while on display at the Company's and Sprint's trade booths. The Company also had representatives present in Sprint's booth where the Telecom-2000 product was demonstrated through voice communication between the Company's and Sprint's booths and between the Company's booth and anywhere off the network that the participant wanted to call.

    In January 1997, the Company entered into a mutual cooperation agreement with MVSI, Inc., a Washington, D.C. area based technology products and services company, under which MVSI intends to resell and OEM certain of the Company's products for applications related to the robotic and instrument technologies and industries.

    In January 1997, the Company entered into an agreement with Lockheed Martin Technical Services, Inc. ("Lockheed Martin"), a Bethesda, Maryland based defense and aerospace technologies firm, to perform certain telecommunications engineering and systems integration services as a subcontractor basis, on defense and aerospace technologies contracts. The agreement has an initial value of approximately $500,000 for a one year term and, although no assurances can be made, the agreement may be expanded in value and term during the current fiscal year.

INDUSTRY BACKGROUND

    INTERNET

    The Internet is a global web of computer networks. Developed over 25 years ago, this "network of networks" allows any computer attached to the Internet to talk to any other using the Internet Protocol. The Internet has traditionally been subsidized by the U.S. federal government. As the number of commercial entities that rely on the Internet for business communications and commerce has increased, the level of federal subsidies has significantly diminished, and funding for the Internet infrastructure and backbone operations has shifted primarily to the private sector. Further, the Internet has historically been used by academic institutions, defense contractors and government agencies primarily for remote access to host computers and for sending and receiving e-mail.

    Further, individuals are connecting directly to the Internet through Internet access services such as those provided by MCI, NETCOM, Performance Systems International, Inc. ("PSI"), and UUNET Technologies, Inc. ("UUNET"). These services are growing as easy-to-use software packages make accessing the Internet as easy as getting onto the popular online services. To compete with these direct Internet access providers, consumer online services including America Online, Inc. ("AOL"), CompuServe, Inc. ("CompuServe"), and Prodigy
Services Co. ("Prodigy"), have also introduced Internet access gateways for their existing subscribers. With these gateways, the online services effectively become large Internet "on-ramps," bringing large numbers of subscribers onto the Internet.

    WORLD WIDE WEB

    Much of the recent growth in Internet use by businesses and individuals has been driven by the emergence of a network of servers and information available on the Internet called the World Wide Web ("Web"). The Web, based on a client/server model and a set of standards for information access and navigation, can be accessed using software that allows non-technical users to exploit the capabilities of the Internet. The Web enables users to find, retrieve and link information on the Internet in a consistent way that makes the underlying complexities transparent to the user. Electronic documents are published on Web servers in a common format described by the Hypertext Markup Language ("HTML"). Web client software can retrieve these documents across the Internet by making requests using a standard protocol called Hypertext Transfer Protocol ("HTTP"). The first Web client (or "browser") with a graphical user interface to utilize these protocols was NCSA Mosaic, first released in April 1993 by the National Center for Supercomputing Applications at the University of Illinois ("NCSA").

    The proliferation of Web clients has created significant demand for software to enable Internet servers and private servers on corporate networks to function as Web servers. These servers are used by organizations to offer their products and services on the Internet and to publish confidential company information to employees inside the enterprise. Web usage is expected to be further fueled by advances in Web client, server and application software, in concert with technological developments that drive cost reductions and performance enhancements.

    INTERNET COMMERCE

    The Internet provides organizations and individuals with new means to conduct business. Commercial uses of the Internet include business-to-business and business-to-consumer transactions, product marketing, advertising, entertainment, electronic publishing, electronic services and customer support. The Internet offers a new and powerful medium for traditional retail and mail order businesses to target and manage a wider customer base more rapidly, economically and productively. The Company believes that only a small fraction of this retail business is currently conducted electronically. Another important application for Internet commerce is electronic publishing through advertiser supported and fee-based Internet services. Electronic publishing offers substantial savings as compared to publishing on paper or computer discs. In addition, Web software permits the publishing of audio files and video clips as well as text and graphical data.

    In addition to retailers and publishers, other new businesses are appearing on the Web as it provides access to a growing base of home, business and education customers. Business information providers such as Dow Jones & Company, Inc., Individual, Inc. and Reuters Ltd. have started customizing news services on the Web. Financial service institutions are providing online banking information, stock information and trading services. Examples of popular consumer information services recently introduced include ESPNet, Knight-Ridder's Mercury Center and Sportsline U.S.A. Companies from many industries are publishing product and company information to their channel partners and customers, providing customer support via the Web, allowing customers to immediately buy products online, and collecting customer feedback and demographic information interactively.

    APPLICATIONS

    As an increasing number of organizations provide their employees with Web access from their desktops, an opportunity is emerging for internal information and intranet systems and enterprise applications hosted on internal Web servers. The Internet enables organizations to extend their internal information systems and enterprise applications to geographically dispersed facilities, remote offices, and mobile employees using Web client and server software.

    e-Net develops, markets and supports open client, server and integrated applications software that enables local, national and international telephone communications, information exchange and commerce over the Internet and private IP networks. The Company's software products are designed to deliver high levels of performance, ease of use and security. These software products allow individuals and organizations to execute secure, private voice transactions across the Internet and intranets, through the use of authentication technology, for local, national and international telephone communications, information and commerce. In addition, through the use of the Company's software, organizations can extend their internal information systems and enterprise applications to geographically dispersed facilities, remote offices and mobile employees.

    The Company believes that one of its key competitive advantages is its technical experience and expertise. The Company's core development group includes individuals who have developed and implemented telecommunications network management software and other Internet and intranet related products and services as they have emerged as a recognized application continuously for the last 12 years.

PRODUCTS

    The Company provides a line of telecommunications science-based products for business and consumers for use in the transmission, management and billing of network telephone and computer usage, including the Internet and intranets. These products enable the improved usage, recording, monitoring and accounting of network operations. The following material sets forth certain information with respect to the Company's line of products:

    TELECOM-2000-TM-

    The Company's most sophisticated technology is a software and hardware product suite known as Telecom-2000. Telecom-2000 on the Internet, as well as on private wide area networks, is designed to deliver basic telephone service, in a technically different and improved way, without lag time, in terms of voice quality compared to standard product offerings in the market today. The Company's product is based on Ethernet switching and Virtual LAN technology completed with low cost voice packetization technology. The proliferation of affordable ATM adapters, switch nodes and Wide Area Network ATM services by the Local Exchange Carriers (LEC's) and Interexchange Carriers (IXC's) has provided a significant cost incentive to utilize ATM for voice transport on the Internet and other wide area networks.

    Telecom-2000 consists of voice/data integration and authentication protocol, voice packetization software, prototype interfaces to Ethernet telephony hardware, address resolution and call handling software, and interfaces to the traditional telephone network through a PC, or personal computer. Due to the economical and highly scaleable architecture developed by the Company,
Telecom-2000 can be utilized for secure, or private, data and telephony communications in very small offices, enterprise networks, national reseller networks and for the individual consumer. The technological basis for the Telecom-2000 is the Company's patent, U.S. Patent No. 5,526,353, which provides for a system and method for communicating high fidelity and clear transmission of audio or voice over the Internet and intranets, enabling free worldwide high fidelity and clear transmission of ordinary telephone communications. The Company is not aware of any other company that possesses the technological ability for communicating high fidelity and clear transmissions of audio or voice over the Internet and intranets. Although the Company is aware of other companies providing a suite of hardware and software products that enable audio or voice over the Internet, the quality of the audio or voice is regarded by the Company as poor to fair in comparison to its Telecom-2000 suite of hardware and software that provides for communicating high fidelity and clear transmission of audio or voice over the Internet and intranets. However, the Company is well aware that this technology is rapidly advancing and although the Company believes that its patent may provide certain strategic and technological advantages in the new and burgeoning area of audio or voice over the Internet, the Company can make no assurances as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of its patented technology. See "Business -- Patent, Trademark, Copyright and Proprietary Rights."

    Telecom-2000 elements include an integrated Ethernet adapter and desktop telephone, a PC ISA plug in card to provide desktop telephone access via a standard Ethernet interface, a PC ISA plug-in card to terminate four standard telephone lines or a PC ISA plug-in card to provide four telephone station lines for desktop computers not equipped with a PC or LAN connection.

    The use of Microsoft's TAPI assures maximum flexibility in providing the latest CTI features both in hardware and software. The provision of the hardware assures a unique product with traditional telephone system reliability. The TAPI compliance assures use of Telecom-2000 for unique applications, as well as third party software for specialty requirements and ease of value added reseller software products to quickly open up new markets. All of the hardware, software and protocols being developed and utilized comply with both international telephony and ATM standards. This flexibility allows e-Net to compete in both hardware and software markets. Depending on the precise configuration and volume, the Company offers the Telecom-2000 at a price of approximately $750 per unit, which includes a one year warranty and technical service, training and support. The Telecom 2000 product is in final testing and, at March 31, 1996, the Company has not realized any sales of this product. Telecom-2000 is projected to be available to market by the end of the Company's fourth quarter of fiscal 1997.

    INTELLICD-TM-

    e-Net has recently developed IntelliCD, a product to provide the market a simpler and less expensive network usage and billing capability. IntelliCD has been designed to utilize state-of-the-art imaging technology. e-Net has designed and developed a standards compliant, general purpose search and retrieval engine which can be used unaltered in a wide variety of user applications in any industry. This product is distributed by e-Net clients under their own trade names. One of e-Net's clients, Sprint, uses IntelliCD to provide its clients with database access to their monthly Call Detail Record (CDR) data. Based upon the strong market position of Sprint, and that e-Net is not contractually prohibited from selling this product to the other long distance carriers or the regional telephone operating companies, the Company believes that this unique product may have wide utilization in the telecommunications industry, but the Company can make no assurances of its utilization. Depending on precise configuration and volume, the Company offers the IntelliCD at a price of approximately $300 per unit, which includes a one year warranty and technical service, training and support.

    e-NET NMS-TM-

    The e-Net Network Management System ("e-Net NMS") is a proprietary expert systems-based, user friendly, object-oriented network and system management product that is offered by the Company. Through the introduction of automated problem, configuration, accounting, performance and security management, the Company's e-Net NMS product provides corporate and government enterprises with flexibility for the management of global telephone and data networks, including networks connected by the Internet. The e-Net NMS product also provides network traffic optimization and re-routing, real-time configuration and database management, generation of all needed reports, and system failure detection and prediction. Depending on precise configuration and volume, the Company offers the e-Net NMS product in a price range of approximately $40,000 to $80,000 per unit, which includes a one-year warranty and technical service, training and support.

    DEBITBILL-TM-

    The telephone debit card business has experienced strong growth in response to customer acceptance and increasing demand. e-Net's experience with its own proprietary debit billing card product, called DebitBill, has indicated that there may be significant market demand for this technology, although the Company can make no assurances of the extent of any demand. The Company intends to sell its debit card product to the Internet service delivery market. DebitBill interfaces with standard telephone switches and related accounting management software to identify the customer and to record and manage amounts owed. The Company believes that DebitBill may be a significant product in its suite of products because of the ease-of-use and cash flow implications of this technology. e-Net has specifically designed DebitBill for the Internet and private IP networks. Depending on precise configuration and volume, the Company has recently begun to offer the DebitBill product at a price of approximately $60,000 per unit, which includes a one year warranty and technical service, training and support.

SERVICES

    The Company has made a commitment to provide timely, high quality technical support to meet the diverse needs of its customers and partners and to facilitate the adoption and use of its products, systems and services. The Company offers the following technical services:

    e-NET  HELPDESK  SUPPORT.   The  Company  offers an  annual  support program
intended for organizations who need to internally support large-scale deployment of e-Net's products and for authorized

VARs and systems integrators providing direct support to their customers. This program offers a full spectrum of support, including access to technical experts, support and training materials, support tools, call histories, maintenance releases and software updates.

    e-NET CONSULTATION SUPPORT. For individuals and for small groups using e-Net's products, the Company offers support through a toll-free telephone number on a time and materials payment basis. This service provides on-line technical support and bug fixes or software releases as required. e-Net consultation support is particularly economical for self-supporting departments that consolidate questions through a department system administrator. The Company also offers consulting services for particularly complex application design, integration and installation. Consulting services are provided at negotiated rates, and typically include on-site support during the installation process by Company technicians and engineers.

    TRAINING

    e-Net offers hands-on training courses and materials to resellers and end users covering installation configuration and troubleshooting. In addition, courses and materials cover user support, data loading and content creation, user interface design, template scripting and integration with the data base.

MARKETING AND DISTRIBUTION

    The Company's marketing and distribution strategy targets markets such as Internet commerce, enterprise-wide private IP wide area networks, enterprise local area networks, individual PC users and the individual telephone consumer.

    INTERNET COMMERCE MARKET. The Company believes that many major corporations may begin to communicate data and manage information on the Internet or on private IP wide area networks. Corporations likely to use such products and services include telecommunications companies, information service providers, mail order and traditional retailers, publishers, and financial service providers. Any or all of these corporations may wish to utilize the advantages of telephone usage on the Internet or their private IP networks.

    ENTERPRISE MARKET. Medium and large-sized enterprises, particularly those with geographically disbursed employee bases, are expected to increasingly use the Internet in conjunction with private IP networks to facilitate internal communications. Many Fortune 500 companies already maintain extensive private communication networks, which can be enhanced and extended through use of the Internet.

    INDIVIDUAL PC BUSINESS AND HOME USERS. While the number of business desktop computer users accessing the Internet is increasing rapidly, the Company believes that only a small fraction of business computer users currently use the Internet. The corporate employer, even for small proprietorships will give due consideration to the cost and other advantages of the Company's products. Demand can be measured by the growth in usage of Prodigy, CompuServe and America Online ("AOL"), as well as home shopping services, such as QVC and Home Shopping Network, which suggests that the home market for commercial applications on the Internet may be substantial. The accessibility and ease of use of the Company's systems and products are designed to address the demands of this marketplace.

    The market for the Company's software and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services for communication and commerce over the Internet and private IP networks. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The industry is young and has few proven products.
Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost ease of use and access, and quality of service) remain unresolved and may impact the growth of Internet use. While the Company believes that its software products offer significant advantages for commerce and communication over the

Internet and private IP networks, there can be no assurance that Internet commerce and communication will become widespread, or that the Company's systems and products for commerce and communication over the Internet and private IP networks will become adopted for these purposes.

    MARKETING

    The Company uses direct marketing of its technologies, products and services, and intends to use a variety of other marketing programs to stimulate demand for its technologies, products and services. These programs are focused on the target markets mentioned above and are designed to leverage the Internet itself as a powerful marketing vehicle. In addition, the Company intends to develop co-marketing programs with strategic corporate partners designed to take advantage of complementary marketing capabilities. Due to a lack of resources, the Company has only recently begun to implement its marketing strategy. The Company can make no assurances as to the success of its marketing strategy. The key elements of the Company's marketing strategy include:

        MARKETING ON THE INTERNET. e-Net will be accessible with its own Web site. This Web site will provide directories to a variety of product and technical support information. The Company will make its products available for evaluation and purchase through Web site.

        TARGET MARKETING. The Company will focus direct marketing efforts on enterprise network users, companies now publishing on the Web and decision makers using the Internet for internal use in medium and large-sized enterprises, and vertically targeted small offers. Outbound telemarketing, direct response advertising and seminar programs. The goal of these efforts is to identify potential buyers of the Company's products, create awareness of the Company's product offerings and generate leads for follow-on sales.

        MARKETING TO PC USERS. Client products will be marketed widely to PC users in both the business and home PC market segments. Distribution through national resellers, reseller agreements with Internet access providers, and bundling arrangements with PC hardware and software OEMs will be used to make Company's products rapidly available to a large number of potential customers. In order to stimulate demand for its products, the Company will advertise in PC industry publications and engage in sales promotions with distribution partners, with particular emphasis on trade shows and technology expositions at convention centers.

    DISTRIBUTION

    The Company's objective is to market and distribute its products worldwide, in part by disseminating its products through multiple national and international distribution channels. However, the Company has only recently begun to implement its distribution strategy and has not yet entered into any distribution agreements for its products. The Company can make no assurances as to the success of its distribution strategy. Furthermore, the Company has limited resources to achieve the distribution of its products and no assurances can be made that the Company will not require additional financing, which may not be available, to achieve such objective. The Company has designed its distribution strategy to address the particular requirements of its diverse institutional and individual target customers. The Company's direct distribution efforts will consist of a direct sales force and telesales as well as marketing directly VIA the e-Net home page on the Internet. The Company's products are currently distributed indirectly through OEMs, systems integrators, VARs and software retailers.

    DIRECT SALES. The Company's direct sales force targets primarily medium to large-sized enterprises, including telecommunications companies and public sector network users. The Company currently has eight employees in marketing and sales, and intends to add seven more employees in marketing and sales following the closing of this offering. The Company believes that these organizations are most likely to become large network users interconnected to the Internet. In addition, these organizations have a substantial installed base of private IP networks and are expected to employ Web servers for internal enterprise applications.

    TELESALES. The Company's telesales organization, based in the Washington, D.C. metropolitan area, receives customer orders as well as contacts potential customers. The organization comprises three telesales representatives, who also are employed in marketing and sales, on behalf of the Company. Following the closing of this offering, the Company intends to add three employees to its telesales force.

    INTERNET SALES. The Company will offer its products and services electronically VIA the Internet. Internet sales and distribution is particularly well suited to address the large base of Internet users who may choose the Company's products and services for many of their telephone needs.

    OEMS, VARS AND SYSTEMS INTEGRATORS. OEMs, VARs and systems integrators may customize, configure and install the Company's products with complementary hardware, software and services. In combining these products and services, these resellers are able to deliver more complete solutions to address specific customer needs, deriving maximum benefit from the Company's products while tailoring system solutions, which allows e-Net to avoid customization costs and invest in focused product improvement.

    The Company has historically sold its products only through direct sales. The Company intends to increasingly utilize the Internet, OEMs, systems integrators and VARs. The Company expects that any material increase in sales through resellers as a percentage of total revenues, especially in the percentage of sales through OEMs and VARs, will adversely affect the Company's average selling prices and gross margins due to the discounts that are typically extended when selling through indirect channels. Moreover, there can be no assurance that the Company will be able to attract resellers that will be able to market the Company's products effectively and will be qualified to provide timely and cost-effective customer support and service or that the Company will be able to manage conflicts among its resellers. In addition, the agreements with resellers in Company's industry typically do not restrict resellers from distributing competing products, and in many cases will be terminable by either party without cause. It is ordinary in the Company's industry to grant exclusive distribution rights which are limited by territory and in duration. Consequently, the Company may be adversely affected should any reseller fail to adequately penetrate its market segment. The inability to recruit, manage and retain important resellers, or their inability to penetrate their respective market segments, may materially adversely affect the Company's business, operating results or financial condition.

    The Company intends to expand its field sales force and its telesales organization. There can be no assurance that such internal expansion will be successfully completed, that the cost of such expansion will not exceed the revenues generated, or that the Company's sales and marketing organization will be able to successfully compete against the significantly more extensive and well-funded sales and marketing operations of many of the Company's current or potential competitors. The Company's inability to effectively manage its internal expansion may have a material adverse effect on the Company's business, operating results or financial condition.

    In addition to expanding its direct sales channels, the Company will distribute its products electronically through the Internet. Distributing the Company's products through the Internet makes the Company's software more susceptible than other software to unauthorized copying and use. The Company intends to continue to allow potential customers to electronically download its software for a free evaluation period. There can be no assurance that, upon expiration of the evaluation period, the Company will be able to collect payment from users that retain a copy of the Company's software. In addition, by distributing its products for free evaluation over the Internet, the Company may have reduced the future demand for its products. If, as a result of changing legal interpretations of liability for unauthorized use of the Company's software or otherwise, users were to become less sensitive to avoiding copyright infringement, the Company's business, operating results and financial condition may be materially adversely affected. Any such export restrictions, new legislation or regulation or unlawful exportation may have a material adverse impact on the Company's business, operating results or financial condition.

PRODUCT DEVELOPMENT
    The Company's current development efforts are focused on new products, product enhancements and implementing existing products into new enterprise networks. In particular, e-Net is in the final testing stages of Telecom-2000. This testing is currently on schedule and it is estimated by the Company to be successfully concluded, resulting in product market readiness, by the end of the Company's fourth quarter of fiscal 1997. There can be no assurance, however, that any Company products will be made commercially available as expected or otherwise on a timely and cost-effective basis, or that if introduced, that these products will achieve market acceptance.

    The Company's ability to attract and retain highly qualified technical employees will be the principal determinant of its success in maintaining
technological  leadership.  e-Net   intends  to  develop   a  policy  of   using
equity-based compensation programs, which have not yet been instituted, to reward and motivate significant contributors among its employees.

    To date, all product development costs have been expensed as incurred. The Company believes that significant investments in research and development are required to remain competitive. As a consequence, the Company intends to increase the amount of its research and development expenditures in the future.

    Substantially all of the Company's revenues have been derived, and substantially all of the Company's future revenues are expected to be derived, from the license of its software and sale of its associated services. Accordingly, broad acceptance of the Company's products and services by customers is critical to the Company's future success, as is the Company's ability to design, develop, test and support new software products and enhancements on a timely basis that meet changing customer needs and respond to technological developments and emerging industry standards. There can be no assurance that the Company will be successful in developing and marketing new products and enhancements that meet changing customer needs. Current products are designed around certain standards, and current and future sales of the Company's products will be dependent, in part, on industry acceptance of such standards. In addition, there can be no assurance that the Company will not experience difficulties that may delay or prevent the successful development, introduction and marketing of new products and enhancements, or that its new products and enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. Further, because the Company has only recently commenced shipment of its products, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in the Company's products, or, if discovered, successfully corrected in a timely manner. If the Company is unable to develop on a timely basis new software products, enhancements to existing products or error corrections, or if such new products or enhancements do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected.

PATENT, TRADEMARK, COPYRIGHT AND PROPRIETARY RIGHTS
    In March 1996, the Company acquired all rights, title and interest in the first U.S. patent, U.S. Patent No. 5,526,353, which is comprised of and has been approved for 40 claims, for a system and method for communicating high fidelity and clear transmission of audio or voice over the Internet and intranets, enabling free worldwide high fidelity and clear transmission of ordinary telephone communications. The Company acquired all rights, title and interest in the patent from the inventors, Messrs. Arthur Henley and Scott Grau, who are original stockholders of the Company, in consideration of a five percent overriding royalty interest against gross sales involving the use of the patent. The Company had agreed to allocate $1,000,000 of capital to develop and exploit the market opportunities for the patent by December 31, 1996, or the patent would be subject to repurchase by the inventors of the patent. The Company has satisfied its commitment to allocate $1,000,000 towards the patent as of December 31, 1996. The Company believes that its patent is the first patent awarded of its kind, specifically involving the transmission of audio or voice over the Internet and intranets. The Company also believes that its patent may provide certain strategic and technological advantages in the new and burgeoning area of audio or voice over the Internet and intranets. The Company can make no assurances, however, as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of its patent or as to the future success of the Company in bringing products related to this technology to market.

    The Company currently does not have any other patent or copyright applications pending. However, the Company has numerous trademark applications pending related to certain of its products and technologies. The Company may file additional patent, trademark and copyright applications relating to certain of the Company's products and technologies. If patents, registered trademarks or copyrights were to be issued, there can be no assurance as to the extent of the protection that will be granted to the Company as a result of having such patents, trademarks or copyrights or that the Company will be able to afford the expenses of any complex litigation which may be necessary to enforce its proprietary rights. Failure of the Company's patents, trademark and copyright applications may have a material adverse impact on the Company's business. Except as may be required by the filing of patent, trademark and copyright applications, the Company will attempt to keep all other proprietary information secret and to take such actions as may be necessary to insure the results of its development activities are not disclosed and are protected under the common law concerning trade secrets. Such steps will include the execution of nondisclosure agreements by key Company personnel and may also include the imposition of restrictive agreements on purchasers of the Company's products and services. There is no assurance that the execution of such agreements will be effective to protect the Company, that the Company will be able to enforce the provisions of such nondisclosure agreements or that technology and other information acquired by the Company pursuant to its development activities will be deemed to constitute trade secrets by any court of competent jurisdiction.

SECURITY RISKS
    The Company has included in certain of its products an implementation of a security protocol which operates in conjunction with authentication technology that it has developed. Despite the existence of this technology, the Company's products may be vulnerable to break-ins and similar disruptive problems caused by certain Internet and intranet users. Such computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of end users of the Company's products, which may result in significant liability to the Company and may also deter potential customers. Persistent security problems continue to plague public and private data networks. Recent break-ins at major government institutions, banks and corporations have involved hackers bypassing firewalls and missappropriating confidential information. Alleviating problems caused by third parties may require significant expenditures of capital and resources by the Company and may cause interruptions, delays or cessation of service to the Company's customers; such expenditures or interruptions may have a material adverse effect on the Company's business, operating results and financial condition. Moreover, the security and privacy concerns of existing and potential customers, as well as concerns related to computer viruses, may inhibit the growth of the Internet marketplace, generally, and the Company's customer base and revenues, specifically. The Company intends to limit its liability to customers, including liability arising from a failure of the security features contained in the Company's products, through provisions in its future contracts. However, the Company can make no assurances that such contractual limitations will be enforceable. The Company currently does not have liability insurance to protect against these risks and there can be no assurance that such insurance will be available to the Company on commercially reasonable terms, or available on any terms.

GOVERNMENT REGULATION
    The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. For example, the Exon Bill (which was recently approved by the Senate) would prohibit distribution of obscene, lascivious or indecent communications on the Internet. The adoption of any such laws or regulations may decrease the growth of the Internet, which may in turn decrease the demand for the Company's products and increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, operating results or financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain.

    The Company's success and ability to compete is dependent in part upon its proprietary technology. While the Company intends to rely on patent, trademark, trade secret and copyright law to protect its technology, the Company believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are more essential to establishing and maintaining a technology position. The source code for the Company's proprietary software is protected both as a trade secret and as a patented work. The Company generally enters into confidentiality or license agreements with its employees, consultants and vendors, and generally controls access to an distribution of its software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's products or technology without authorization, or to develop similar technology independently. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries, and the global nature of the Internet makes it virtually impossible to control the ultimate designation of the Company's products. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products to "reverse engineer" the Company's designs, or to obtain and use information that the Company regards as proprietary. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation may result in substantial costs and diversion of resources and may have a material adverse effect on the Company's business, operating results or financial condition.

    The Company also relies on certain technology which it licenses from third parties, including software which is integrated with internally developed software and used in the Company's products to perform key functions. There can be no assurance that these third party technology licenses will continue to be available to the Company on commercially reasonable terms. The loss of or inability to maintain any of these technology licenses may result in delays or reductions in product shipments until equivalent technology may be identified, licensed and integrated. Any such delays or reductions in product shipments may materially adversely affect the Company's business, operating results and financial condition.

COMPETITION
    The market for Internet and intranet-based software and services is new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future, from start-up companies to major technology and telecommunications companies. Almost all of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. Such competition may materially adversely affect the Company's business, operating results or financial condition. The Company's current and potential competitors can be divided into several groups: Microsoft, browser software vendors, Web server software and service vendors, PC and Unix software vendors and online service providers.

    MICROSOFT CORPORATION. Microsoft has licensed browser software from Spyglass and has announced its intention to improve and bundle the browser with its Windows 95 operating system. Microsoft's browser will access the Microsoft Network, its announced online service, and will also offer Internet access. While the anticipated penetration of this software into Microsoft's installed base of PC users will increase the size and usefulness of the Internet, it may have a material adverse impact on e-Net's ability to sell client software. In addition, because the Company's client software products will not be able to access Microsoft Network, the Company's client software products may be at a competitive disadvantage VERSUS Microsoft's browser. Further, Microsoft may choose to develop Web server, applications software and software products specifically designed to deliver high levels of performance that enables local, material and international telephone communications, information exchange and commerce over the Internet as a complement to its product line and to support the Microsoft Network, which may materially adversely affect e-Net's ability to sell its technologies, products and services. To the extent that Microsoft's browser gains market acceptance, Microsoft will be better positioned than the Company to sell Web server and applications products. Microsoft has a longer operating history, a much larger installed base and number of employees, and substantially greater financial, technical and marketing resources, access to distribution channels and name recognition than the Company.

    BROWSER SOFTWARE VENDORS. Several companies are currently offering client-based Web browser products, including Netscape Communications
Corporation, Spry, Inc. (a subsidiary of CompuServe), Spyglass, Booklink Technologies, Inc. ("Booklink," a subsidiary of AOL), NetManage Inc., Network Computing Devices, Inc. and Quarterdeck Office Systems, Inc. In addition, the NCSA at the University of Illinois distributes its product, NCSA Mosaic, for free for noncommercial use. Further, Spyglass has an exclusive license for NCSA Mosaic and is actively sublicensing it to other commercial vendors. These sublicensees are expected to offer derivative products that will compete with the Company's product line.

    SERVER SOFTWARE AND SERVICE VENDORS. Some companies are offering Web server software that they install and operate on behalf of their customers, and other companies are offering services using Web serves. Companies offering Web server software include Open Market, Inc. ("Open Market"), which has a Web server for various Unix platforms, Process Software Corp. and O'Reilly & Associates, Inc., which have Windows NT Web server products, Spyglass, which has announced a Web server for Windows NT and various Unix platforms, and Terisa, which offers a toolkit for adding security functions to the existing NCSA and CERN Web servers. Service companies include Open Market and Internet Media Services, which publish content from third parties on their own Web servers. In the future, software companies which have server products in other product categories may choose to enhance the functionality of existing products or develop new products which are competitive with the Company's Web server and integrated applications products. These companies include Lotus (which IBM recently acquired), which may extend Notes in this manner, and Novell, which may choose to provide add-ons to Netware for Web publishing. In addition, Oracle, Sybase and Informix may incorporate Web server functionality into their database products. Oracle has recently announced a technology licensing agreement with Spyglass and its intention to introduce Web-based software that enables electronic commerce and communication.

    PC AND UNIX SOFTWARE VENDORS. The Company believes that PC software vendors may become particularly formidable competitors. In addition to Microsoft, IBM has incorporated client software in its OS/2 operating system, and the Company believes that other PC operating system vendors, including Apple, will also eventually incorporate some Web client functionality into their operating systems as standard features. This may also be true of Unix operating systems vendors, such as Sun, HP, IBM, Digital, SCO and SGI. If these companies incorporate Web browser functionality into their software products, they could subsequently offer this functionality at little or no additional cost to customers. Further, in the event that client products incorporated into operating systems by Microsoft or other PC or Unix software vendors gain market acceptance, these organizations will be better positioned than the Company to sell Web server and applications software products.

    ONLINE SERVICE PROVIDERS. Although the online services provided by companies such as Prodigy, CompuServe and AOL are not Internet-based services, these services currently present an alternative medium to organizations considering Internet-based publishing. In addition, due to the appeal of the Internet to content publishers and end users, these companies are adapting their service offerings to provide Internet access. At least two of these companies compete directly with the Company in the Internet-based software and services market: AOL, which acquired Booklink, and CompuServe, which acquired Spry. The Company's client software products do not offer access to any online services, including Microsoft Network, and are at a competitive disadvantage VERSUS browser products which offer both access to the Internet and to an online service.

    Additional competition could come from client/server applications and tools vendors, other database companies, multimedia companies, document management companies, networking software companies, network management companies and educational software companies. Further, the Company's current products are designed around certain standards, and industry acceptance of competing standards could decrease the demand for the Company's products. For example, Microsoft and IBM are each proposing an alternative security standard, and widespread adoption of either standard may have a material adverse effect on the Company's business, operating results or financial condition.

    Competitive factors in the Internet-based software and services market include core technology, breadth of product features, product quality, marketing and distribution resources, and customer service and support. However, the market and competition are still new and rapidly emerging, and there can be no assurance that the Company will be able to compete successfully against current or future competitors, or that this competition will not adversely affect the Company's business, operating results or financial condition.

EMPLOYEES
    As of the date of this prospectus, the Company has a total of 17 employees, all of whom are full time employees. Of the total number of employees, seven are engaged in software development, eight are engaged in marketing, sales and customer support and two are engaged in administration and finance. Certain software development activities and additional financial and administrative support required to date have been purchased on an as needed basis from independent consultants. Following the closing of this offering, the Company intends to hire approximately 20 additional employees, including nine in software development, seven in marketing and sales and four in administration and finance. The Company's future success depends in significant part upon the continued service of its key technical and senior management personnel and its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for highly qualified technical personnel is intense and there can be no assurance that the Company will be able to retain its key managerial and technical employees or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. None of the Company's employees is represented by labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

    The rapid execution necessary for the Company to fully exploit the market window for its products and services requires an effective planning and management process. The Company's growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational and financial resources. In addition, most of the Company's management, development and engineering staff was only recently hired. To manage its growth, the Company must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. For example, the Company is currently in the process of building its internal maintenance and support organization. Although the Company believes that it has made adequate allowances for the costs and risks associated with this expansion, there can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that Company management will be able to achieve the rapid execution necessary to fully exploit the market window for the Company's products and services. If the Company is unable to manage growth effectively, the Company's business, operating results and financial condition will be materially adversely affected.

FACILITIES
    The Company leases approximately 5,500 square feet for its principal executive offices located at 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874. The Company also leases approximately 1,500 square feet for additional operational facilities located at 12325 Hymeadow Drive, Austin, Texas 78750. The Company intends to expand its Austin facilities to 5,500 square feet following the closing of this offering. Base rental for the current premises is approximately $7,900 and $1,200 per month, respectively, and will be approximately $7,900 per month each in the expanded facilities. The leases require the Company to pay certain property taxes and certain operating expenses. The Company believes that its current and anticipated facilities are suitable and adequate for its operations.

                                   MANAGEMENT

    The officers and directors of the Company are as follows:

               NAME                                  TITLE
----------------------------------  ----------------------------------------
Alonzo E. Short, Jr.,               Chairman of the Board
 Lt. Gen., USA (ret.)
Robert A. Veschi                    President, Chief Executive Officer,
                                     Director
Christina L. Swisher                Vice President, Operations, Secretary
William L. Hooton                   Director
Clive Whittenbury, Ph.D.            Director
William W. Rogers, Jr.              Director

    Each of the directors of the Company hold office for a one-year period expiring December 31, 1997. At present, the Company's By-laws provide for not less than one director nor more than nine directors. Currently, there are five directors in the Company. The By-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors. There are no family relationships among any officers or directors of the Company. Mr. Veschi has served as a promoter of the Company and the consideration received for such services has been limited to the compensation disclosed under "Remuneration." The officers of the Company devote full time to the business of the Company. See "Certain Transactions."

    The principal occupation and business experience for each officer and director of the Company for at least the last five years are as follows:

    ALONZO E. SHORT, JR., LT. GEN., USA (RET.), 57, has been chairman of the board of the Company since January 1996. General Short has more than 30 years experience in executive management, operations and the engineering, design and development of large scale telecommunications and data systems. General Short retired from the service in 1994 following a career that included serving as deputy commanding general (1988-1990) and commanding general (1990-1991) of the U.S. Army Information Systems Command, a major information technology organization, which was responsible for all telecommunications during the Desert Shield/Desert Storm operation, among other responsibilities. From 1991 to 1994, General Short was director of the Defense Information Systems Agency, a major information technology organization which is responsible for telecommunications and related services to the President of the United States, Secret Service, Joint Chiefs of Staff, Secretary of Defense, among other high level federal entities. Since 1994, General Short has been president and chief executive officer of MICAH Systems, Inc., a Washington, D.C. metropolitan area based information, technologies management and consulting firm. Since January 1996, General Short has been instrumental in the organization and development of the business of the Company.

    ROBERT A. VESCHI, 34, has been president, chief executive officer and a director of the Company since January 1995. Mr. Veschi is the founder of the Company, which began its operations in June 1995. Mr. Veschi has significant experience in executive management, operations and the engineering, design and development of telecommunications and computer products and systems. From 1986 to 1990, Mr. Veschi was manager of systems engineering for International Telemanagement, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From 1990 to 1994, Mr. Veschi was a group president of I-Net, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From December 1994 to May 1995, for approximately six months, Mr. Veschi was president and chief executive officer of Octacom, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm, and a wholly-owned subsidiary of Octagon, Inc., an Orlando, Florida metropolitan area based publicly held technical services firm.

From July 1994 to May 1995, for approximately nine months, Mr. Veschi was a vice president of telecommunications for Octagon, Inc., and from January 1995 to May 1995, for approximately four months, Mr. Veschi was a member of the board of directors of such company. Since June 1995, Mr. Veschi has been instrumental in the organization, development and promotion of the Company.

    CHRISTINA L. SWISHER, 32, has been vice president of operations since December 1996 and secretary of the Company since February 1997. Ms. Swisher has significant experience in computer network management, systems and operations. From 1991 to 1993, Ms. Swisher was a technical and graphics specialist with the Air Force Association, a Washington, D.C. area based national services organization, where she was responsible for technical and statistical analyses. From 1993 to 1995, Ms. Swisher was a manager for computer network systems and operations for I-Net, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. Since 1995, Ms. Swisher has been director of technical services with the Company, becoming vice president of operations in December 1996. Since June 1995, Ms. Swisher has been instrumental in the organization and development of the business of the Company.

    WILLIAM L. HOOTON, 45, has been a director of the Company since January 1996. Mr. Hooton has substantial experience in the management, design, operation, marketing and sales of image conversion systems, electronic imaging system integration, data automation and high performance data storage subsystems. From 1990 to 1993, Mr. Hooton was vice president of operations and technical and business development of the Electronic Information Systems Group of I-Net, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. Since 1993, Mr. Hooton has been president and chief executive officer of Q Corp., a Washington, D.C. metropolitan area high technology consulting firm specializing in digital imaging systems and other complex imagery in media. Since January 1996, Mr. Hooton has been a director of the Company and has been instrumental in the organization and development of the Company. Mr. Hooton holds a B.B.A. degree from the University of Texas.

    CLIVE G. WHITTENBURY, PH.D., 61, has been a director of the Company since June 1996. Dr. Whittenbury has substantial senior management, operations and technical advisory experience. From 1972 to 1979, Dr. Whittenbury was a senior vice president and, from 1976 to 1986, a director of Science Applications
International Corporation ("SAIC"), a La Jolla, California based major international systems engineering firm with current annual revenues of approximately $2 billion. Since 1979, Dr. Whittenbury has been executive vice president and a director of the Erickson Group, Inc., a major international diversified products firm. Since 1994, Dr. Whittenbury has been a director of MVSI, Inc., a publicly held (Nasdaq -- "MVSI") McLean, Virginia based technology products and services company. Dr. Whittenbury is a member of the International Advisory Board for the British Columbia Advanced Systems Institute, which manages commercialization programs in technology at the three major Vancouver/Victoria universities, a member of the Advisory Board of Compass Technology Partners, an investment fund, and is chairman of the Advisory Board (Laser Directorate) for the Lawrence Livermore National Laboratory. Dr. Whittenbury has also served as a technical advisor to three U.S. Congressional Committees, the Grace Commission and numerous major U.S. and foreign companies. Since June 1996, Dr. Whittenbury has been instrumental in the organization and development of the Company. Dr. Whittenbury holds a B.S. degree (physics) from Manchester University (England) and a Ph.D. degree (aeronautical engineering) from the University of Illinois.

    WILLIAM W. ROGERS, JR., 55, has been a director of the Company since January 1997. Mr. Rogers has substantial senior management, operations and technical and engineering services experience. From 1972 to 1987, Mr. Rogers was a general manager engaged in operations, technical and engineering services for Boeing Computer Services, Inc. From 1987 to 1989, Mr. Rogers was president and chief executive officer of International Telemanagement, Inc., a McLean, Virginia based telecommunications and systems engineering and services company. From 1989 to 1991, Mr. Rogers was a vice president of Fluor-Daniels where he was responsible for telecommunications and systems integration services. Since 1991, Mr. Rogers has been a vice president with Computer Sciences Corporation, a McLean, Virginia based technology products, systems and services company, where he is responsible for systems integration and related technical services. Since January 1997, Mr. Rogers has been instrumental in the organization and development of the Company. Mr. Rogers holds a B.A. degree from West Virginia University.

REMUNERATION

  EXECUTIVE COMPENSATION

    The following table sets forth annual remuneration of $100,000 or more paid for the fiscal year ended March 31, 1996 and 1997 and proposed to be paid for the fiscal year ended March 31, 1998 to certain officers and directors of the
Company:

                                                                       SUMMARY COMPENSATION TABLE (1)(2)
                                                                ------------------------------------------------
                                                                                                       OTHER
NAME OF INDIVIDUAL OR NUMBER                                                                          ANNUAL
     OF PERSONS IN GROUP            POSITION WITH COMPANY         YEAR       SALARY       BONUS    COMPENSATION
-----------------------------  -------------------------------  ---------  -----------  ---------  -------------
Robert A. Veschi               President, Chief Executive         1998     $   175,000  $  87,500   $        --
                                Officer, Director                 1997     $   175,000  $  87,500   $        --
                                                                  1996     $   --       $  25,000   $   --

------------------------


(1) The directors of the Company, with the exception of Mr. Veschi, are entitled to annual remuneration of $24,000 pursuant to oral agreements between such directors and the Company. The Company has purchased key-man term life insurance on Mr. Veschi in the amount of $1 million. The Company is the owner and beneficiary of such life insurance policy. Following the closing of this offering, the Company intends to increase the amount of key-man life insurance on Mr. Veschi to $2 million.


(2) The officers of the Company may receive remuneration as part of an overall group insurance plan providing health, life and disability insurance benefits for employees of the Company. The amount allocable to each individual officer cannot be specifically ascertained, but, in any event, will not exceed $25,000 as to each individual.


(3) Each outside director of the Company is entitled to receive reasonable expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times duly called. The Company presently has four outside directors.


  EMPLOYMENT AGREEMENT


    The Company has entered into an employment agreement ("Agreement") with Robert A. Veschi, the president and chief executive officer of the Company, dated as of April 1, 1996. The Agreement will expire on March 31, 2001. The current annual salary under the Agreement is $175,000. The salary under the Agreement may be increased to reflect annual cost of living increases and may be supplemented by discretionary merit and performance increases as determined by the Board of Directors of the Company, except that during the first three years following the date of the Prospectus with respect to the offering, the executive's salary may not exceed $200,000 except with board approval. Mr. Veschi is entitled to an annual bonus equal to 50 percent of the salary provided under his Agreement, which is not subject to any performance criteria.


    The Agreement provides, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in other employee benefits applicable to employees and executives of the Company. The Agreement provides for the use of an automobile, payment of club dues and other fringe benefits commensurate with his duties and responsibilities. The Agreement also provides for benefits in the event of disability. The Agreement also contains non-compete provisions but are limited in geographical scope, I.E., the Washington, D.C. metropolitan area.

    Pursuant to the Agreement, employment may be terminated by the Company with cause or by the executive with or without good reason. Termination by the Company without cause, or by the executive for good reason, would subject the Company to liability for liquidated damages in an amount equal to the terminated executive's current salary and a PRO RATA portion of their bonus for the remaining term of the Agreement, payable in a lump sum cash payment, without any set-off for compensation received from any new employment. In addition, the terminated executive would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the Agreement to the extent permitted by law.

LIMITATION ON LIABILITY OF DIRECTORS

    As permitted by Delaware law, the Company's Certificate of Incorporation includes a provision which provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the unlawful repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of the Company will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of the Company or any stockholder to obtain an injunction or any other type of nonmonetary relief in the event of a breach of fiduciary duty. Management of the Company believes this provision will assist the Company in securing and retaining qualified persons to serve as directors. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

    Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, the Company does not currently maintain a liability insurance policy for the benefit of its directors although the Company may attempt to acquire such insurance in the future. The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. Although no directors have resigned or have threatened to resign as a result of the Company's failure to provide insurance or other indemnity protection from liability, it is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability were not provided.

    The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

    The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for
"short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, the Company does not currently provide such insurance to its directors, and there is no guarantee that the Company will provide such insurance to its directors in the near future although the Company may attempt to obtain such insurance.

    The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Although the Company has procured directors liability insurance coverage, there is no assurance that it will provide coverage to the extent directors would be indemnified and, in such event, the Company may be forced to bear a portion or all of the cost of the director's claims for indemnification. If the Company is forced to bear the costs for indemnification, the value of the Company stock may be adversely affected. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the Company's Common Stock owned on the date of this Prospectus and, as adjusted, to reflect the sale of shares offered by this Prospectus, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group:

                                                                                                    PERCENTAGE OF SHARES
                                                                                                 --------------------------
                                                                                      NUMBER       BEFORE         AFTER
NAME AND ADDRESS (1)                                    POSITION WITH COMPANY        OF SHARES    OFFERING    OFFERING (2)
-------------------------------------------------  -------------------------------  -----------  -----------  -------------
Alonzo E. Short, Jr., Lt. Gen., USA (ret.)         Chairman of the Board                 90,000        2.12          1.57
Robert A. Veschi                                   President, Chief Executive         1,375,000       32.35         23.91
                                                    Officer, Director
Christina L. Swisher                               Vice President, Secretary            120,000        2.82          2.09
William L. Hooton                                  Director                              50,000        1.18           .87
Clive Whittenbury, Ph.D. (3)                       Director                              50,000        1.18           .87
William W. Rogers, Jr.                             Director                               5,000         .12           .09
Edward Ratkovich, Maj. Gen., USAF (ret.) (4)       Stockholder                          500,000       11.76          8.70
Arthur Henley (5)                                  Stockholder                          475,000       11.18          8.26
Thomas T. Prousalis, Jr., Esq. (6)                 Stockholder                          450,000       10.59          7.83
Robert Foise (7)                                   Stockholder                          250,000        5.88          4.35
MVSI, Inc.(8)                                      Stockholder                          250,000        5.88          4.35
All Officers and Directors as a Group (6 persons)                                     1,690,000       39.76         29.39

------------------------
(1) c/o e-Net, Inc., 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874.

(2) Does not include the exercise of up to 1,500,000 Warrants offered herein. Each Warrant entitles the holder to purchase one share of Common Stock at $5.25 per share during the five-year period commencing on the date of this Prospectus. The Warrants are redeemable upon certain conditions. Should the Warrants be exercised, of which there is no assurance, the Company will receive the proceeds therefrom, aggregating up to an additional $7,875,000. See "Description of Securities."


(3) 511 Trinity Avenue, Yuba City, California 95991. Dr. Whittenbury is a director of MVSI, Inc., a principal stockholder of the Company. See "Certain Transactions."


(4) 1030 Delf Drive, McLean, Virginia 22101. General Ratkovich is chairman of the board, president and chief executive officer of MVSI, Inc., a principal stockholder of the Company. See "Certain Transactions."

(5) 10705 Bay Laurel Trail, Austin, Texas 78750.

(6) 1919 Pennsylvania Avenue, N.W., Suite 800, Washington, D.C. 20006. See "Legal Matters."

(7) Executive Air Center, Brainard Airport, Hartford, Connecticut 06114. See "Certain Transactions."


(8) 8133 Leesburg Pike, Suite 750, Vienna, Virginia 22182. The shares of Common Stock owned by MVSI, Inc. are being registered as part of this offering and are restricted from sale for a period of 12 months from the date of this offering, but may be released for sale during this period with the consent of the Representative. The officers and directors of MVSI, Inc. are: General Edward Ratkovich, chairman, chief executive officer and a principal stockholder; Mark McKnight, C.P.A., chief financial officer and assistant secretary; Paul Richter, general counsel and secretary; Barry Hatfield, vice president and director; Paul Roberts, director; and Clive Whittenbury, Ph.D., director. See "Certain Transactions."

                              CERTAIN TRANSACTIONS

    The Company was incorporated in the State of Delaware on January 9, 1995, and began its operations on June 8, 1995. The Company has authorized capital of 50,000,000 shares of Common Stock, $.01 par value. The Company currently has 4,250,000 shares of Common Stock issued and outstanding. See "Principal Stockholders" and "Description of Securities."

    In January 1995, the Company issued 3,000,000 shares of its Common Stock (which includes a 600:1 stock split in January 1996, a 2:1 reverse stock split in July 1996, a 2:1 stock split in August 1996 and a 2:1 reverse stock split in February 1997) to 16 persons, including the officers and directors of the Company, in a private placement transaction in consideration of $100, or its par value at the time of issuance.

    In March 1996, the Company issued 250,000 shares of its Common Stock to ATG Group, Inc., a Brookville, New York based investment firm, in a private placement transaction for aggregate consideration of $250,000, represented by a full recourse promissory note for the entire purchase price. However, in June 1996, ATG Group, Inc. agreed to cancel its shares of the Company's Common Stock in consideration of the cancellation of its $250,000 promissory note.


    In March and April 1996, the Company borrowed $1,000,000 in a bridge loan from four persons who are nonaffiliated with the Underwriter and the Company, to wit: Edward Ratkovich ($500,000), Robert Foise ($250,000), Armstrong Industries (Sid Ritman) ($200,000) and Martin Sumichrast ($50,000), at the rate of eight percent simple annual interest. (See more details below). These four investors are not affiliated with Stratton Oakmont, Inc., a former proposed underwriter for the Company that was barred from the securities industry in December 1996. General Ratkovich and Mr. Sumichrast are officers, directors and principal stockholders of Nasdaq-listed companies formerly underwritten by Stratton Oakmont, Inc. MVSI, Inc., of which General Ratkovich is chairman, chief executive officer and a principal stockholder, is a principal stockholder of the Company. In further consideration of the bridge loan, which was highly speculative since the Company was in its early development stage. The Company issued 1,000,000 shares of Common Stock, 1,000,000 Class A Warrants and 1,000,000 Class B Warrants to such persons. However, in June 1996, such persons converted their loans to equity in consideration of the prior issuance of the securities. In February 1997, such persons agreed to the cancellation of the Class A and B Warrants to help facilitate this offering by making the Company's capital structure more attractive to investors. Also in February 1997, Mr. Sumichrast sold his 50,000 shares of Common Stock of the Company to Robert P. Laurence, a private investor, in a private transaction for $100,000. Mr. Laurence has no direct or indirect affiliation with Stratton Oakmont, Inc.



    In March 1996, the Company was loaned $500,000 by Edward Ratkovich, a nonaffiliated person. Principal and interest computed at the rate of eight percent per annum become due at the earlier of June 1, 1997, or the closing date of the proposed initial public offering of securities of the Company which was expected to occur in June 1996. As additional consideration for making such loan, the Company issued 500,000 bridge units each containing one share of Common Stock, one Class A Warrant and one Class B Warrant to the lender. In June 1996, the loan principal was converted to paid-in capital and accounted for as consideration for the 500,000 bridge units received in connection with the loan. Inasmuch as these bridge units were issued in contemplation of a proposed offering, financing expense related to the issuance of these securities of $3,000,000 was recorded between the date of issuance and the anticipated offering date, with a corresponding credit to paid-in capital. The value of $3,000,000 attributed to issuance of the bridge units was computed using the offering price of the units offered in the Company's proposed 1996 offering less the amount of debt converted to paid in capital in June 1996. As of March 31, 1996, the Company had accrued $614,865 of this financing expense. The Company recorded the loan of $500,000 as a noncurrent liability at March 31, 1996. It is not practicable to estimate the fair value of this debt, as there are no quoted market prices for debt with similar terms. In June 1996, the bridge loans outstanding as of March 31, 1996, were converted to equity and the unamortized financing expense was charged to income at that time.

    In April 1996, the Company was loaned $500,000 by Messrs. Robert Foise, Armstrong Industries (Sid Ritman) and Martin Sumichrast, three nonaffiliated persons. Principal and interest computed at the rate of eight percent per annum become due at the earlier of June 1, 1997, or the closing date of an initial public offering of securities of the Company which was expected to occur in June 1996. As additional consideration for making such loan, the Company issued 500,000 bridge units identical to those issued in March 1996 as described above. In June 1996, the loan principal was converted to paid-in capital and accounted for as consideration for the 500,000 bridge units received in connection with the loan. Inasmuch as these bridge units were issued in contemplation of the proposed offering, financing expense related to the issuance of these securities of $3,000,000 was recorded between the date of issuance and the date the loan was converted to capital, with a corresponding credit to paid-in capital. The value of $3,000,000 attributed to issuance of the bridge units was computed using the offering price of the units in the Company's proposed 1996 offering less the amount of debt converted to paid-in capital in June 1996.


    In August 1996, the Company caused a 2:1 split of its issued and outstanding shares of common stock, Class A Warrants and Class B Warrants, resulting in 8,000,000 shares of common stock, 2,000,000 Class A Warrants and 2,000,000 Class B Warrants.

    In February 1997, the Company caused a 2:1 reverse split of its issued and outstanding securities, resulting in 4,000,000 shares of Common Stock. Also, in February 1997, the Company canceled the outstanding Class A and B Warrants.


    In August 1996, the Company entered into a letter of intent with MVSI, Inc. ("MVSI"), a Washington, D.C. area based Nasdaq-listed technology products and services company, whereby the Company agreed to be acquired and become a wholly-owned subsidiary of MVSI in an exchange of securities. Three principal stockholders (Messrs. Edward Ratkovich, Thomas T. Prousalis, Jr., Esq. and Robert Foise) of the Company are stockholders of MVSI. General Edward Ratkovich is also chairman and chief executive officer of MVSI, Inc. A director of the Company (Clive Whittenbury, Ph.D.) is a director of MVSI. Pursuant to the terms of the letter of intent, an initial amount of $500,000 was loaned by MVSI to the Company for working capital. In October 1996, the Company entered into an agreement to be acquired by MVSI, which was subject to stockholder approval. An additional $500,000 was loaned to the Company in November 1996. However, in January 1997, the parties mutually agreed to terminate the acquisition, principally due to market conditions which involved a significant decrease in the bid price of MVSI's common stock thereby significantly lowering the purchase price, and, as part of a mutual cooperation agreement, MVSI loaned the Company an additional $250,000 pursuant to the terms of a convertible debenture.


    The terms of the convertible debenture in the principal sum of $1,275,081, reflecting the total amount of the loan advances made to the Company by MVSI, provide that the outstanding principal balance bear interest at 9% per annum. At MVSI's option, the principal is convertible into shares of common stock of the Company upon completion of an initial public offering of the Company's securities, with the number of shares to be calculated using the initial price per share of the offering. In February 1997, the convertible debenture was converted by MVSI into 250,000 shares of the Company's common stock, resulting in a total of 4,250,000 shares of Common Stock issued and outstanding prior to the date of this prospectus. The 250,000 shares of Common Stock owned by MVSI are being registered as part of this offering and are restricted from sale for a period of 12 months from the date of this offering, but may be released for sale during this period with the consent of the Representative.

    All unregistered securities issued by the Company prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 and have been issued pursuant to certain "private placement" exemptions under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations as promulgated by the Securities and Exchange Commission, Washington, D.C. 20549, such that the sales of the securities were transactions by an issuer not involving any public offering. See "Description of Securities."

    In March 1996, the Company acquired all rights, title and interest in the first U.S. patent, U.S. Patent No. 5,526,353, which is comprised of and has been approved for 40 claims, for a system and method for communicating high fidelity and clear transmission of audio or voice over the Internet and intranets, enabling free worldwide transmission of ordinary telephone communications. The Company acquired all rights, title and interest in the patent from the inventors, Messrs. Arthur Henley and Scott Grau, who are original stockholders of the Company, in consideration of a five percent overriding royalty interest against gross profits involving the use of the patent. The Company had agreed to allocate $1,000,000 of capital to develop and exploit the market opportunities of the patent by December 31, 1996, or the patent would be subject to repurchase by the inventors of the patent. The Company has satisfied its commitment to allocate $1,000,000 towards the patent as of December 31, 1996. The Company believes that its patent is the first patent awarded of its kind, specifically involving the transmission of audio or voice over the Internet and intranets. The Company also believes that its patent may provide certain strategic and technological advantages in the new and burgeoning area of audio or voice over the Internet. The Company can make no assurances, however, as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of its patent or as to the future success of the Company in bringing products related to this technology to market.

    The Company intends to indemnify its officers and directors to the full extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the shareholders or court approval is required to effectuate indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, Washington, D.C. 20549, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

    Any future transactions with affiliates will be on terms no less favorable than could be obtained from nonaffiliated parties and will be approved by a majority of the independent and disinterested directors, as required by a resolution of the Board of Directors. Any future loans to Company officers, directors, affiliates and/or shareholders will be approved by a majority of the independent and disinterested directors, as required by a resolution of the Board of Directors.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value. There are presently 4,250,000 issued and outstanding shares of Common Stock. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-laws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders.

    Prior to this offering, there has been no market for the Common Stock of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market may adversely affect prevailing market prices, and may impair the Company's ability to raise capital at that time through the sale of its equity securities.

    Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

WARRANTS

    Prior to this offering, there are no Warrants issued and outstanding. The Warrants will be issued in registered form pursuant to an agreement dated the date of this Prospectus (the "Warrant Agreement"), between the Company and American Stock & Transfer Trust Company, New York, New York, as warrant agent (the "Warrant Agent"). The following discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the Warrant Agreement. A form of the certificate representing the Warrants which forms a part of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

    Each of the Warrants entitles the registered holder to purchase one share of Common Stock. The Warrants are exercisable at a price of $5.25 (which exercise price has been arbitrarily determined by the Company and the Underwriter) subject to certain adjustments. The Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

    The Warrants may be exercised at any time and continuing thereafter until the close of five years from the date hereof, unless such period is extended by the Company. After the expiration date, Warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

    Warrant holders do not have any voting or any other rights as shareholders of the Company. The Company has the right at any time to redeem the Warrants, at a price of $.05 per Warrant, by written notice to the registered holders thereof, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date. The Company may exercise this right only if the closing bid price for the Common Stock equals or exceeds $10 per share during a thirty (30) consecutive trading day period ending no more than fifteen (15) days prior to the date that the notice of redemption is mailed, provided there is then a current registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. If the Company exercises its right to call Warrants for redemption, such Warrants may still be exercised until the close of business on the day immediately preceding the Redemption Date. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of Warrants or record at least thirty
(30) days, but not more than sixty (60) days, before the Redemption Date. The foregoing notwithstanding, the Company may not call the Warrants at any time that a current registration statement under the Act is not then in effect. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Underwriter.

    The Warrant Agreement permits the Company and the Warrant Agent, without the consent of Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereafter that the Company and the Warrant Agent deem necessary or desirable and that do not adversely affect the interest of any Warrant holder. The Company and the Warrant Agent may also supplement or amend the Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of Warrants then outstanding; however, no such supplement or amendment may (i) make any modification of the terms upon which the Warrants are exercisable or may be redeemed; or (ii) reduce the percentage interest of the holders of the Warrants without the consent of each Warrant holder affected thereby.

    In order for the holder to exercise a Warrant, there must be an effective registration statement, with a current prospectus on file with the Commission covering the shares of Common Stock underlying the Warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, the Company will file a new registration statement with the Commission with respect to the securities underlying the Warrants prior to the exercise of such Warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Securities Act of 1933, as amended.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the securities of the Company is American Stock Transfer & Trust Company located at 40 Wall Street, New York, New York 10005.

REPORTS TO SECURITY-HOLDERS

    The Company will furnish to holders of its securities annual reports containing audited financial statements. The Company may issue other unaudited interim reports to its security-holders as it deems appropriate.

    Contemporaneously, with this offering, the Company intends to register its securities with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, the Company will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, for whom Barron Chase Securities, Inc. is acting as Representative, have severally agreed to purchase from the Company an aggregate of 1,500,000 shares of Common Stock ("Shares") and 1,500,000 Warrants (collectively the "Securities").

                                                                      NUMBER OF    NUMBER OF
                            UNDERWRITER                                SHARES      WARRANTS
-------------------------------------------------------------------  -----------  -----------
Barron Chase Securities, Inc.......................................
                          .........................................
                          .........................................
                                                                     -----------  -----------
Total..............................................................    1,500,000    1,500,000
                                                                     -----------  -----------
                                                                     -----------  -----------

    The Securities are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters are committed to purchase all of the Securities offered by this Prospectus, if any are purchased.

    The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities offered hereby to the public at the offering prices set forth on the cover page of this Prospectus. The Representative has advised the Company that the Underwriters propose to offer the Securities through members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow a concession, in their discretion, to certain dealers who are members of the NASD and who agree to sell the Securities in conformity with the NASD Conduct Rules. Such concessions shall not exceed the amount of the underwriting discount that the Underwriters are to receive.

    The Company has granted to the Representative options, exercisable for 45 days from the date of this Prospectus, to purchase up to an additional 225,000 Shares and an additional 225,000 Warrants at the public offering price less the underwriting discount set forth on the cover page of this Prospectus (the "Over-Allotment Option"). The Representative may exercise this option solely to cover over-allotments in the sale of the Securities being offered by this Prospectus.

    Officers and directors of the Company may introduce the Representative to persons to consider this offering and purchase Securities either through the Representative, other Underwriters, or through participating dealers. In this connection, the officers and directors will not receive any commissions or any other compensation.

    The Company has agreed to pay the Representative a commission of ten percent (10%) of the gross proceeds of the offering (the "Underwriting Discount"), including the gross proceeds from the sale of the Over-Allotment Option, if exercised. In addition, the Company has agreed to pay to the Representative a non-accountable expense allowance of three percent (3%) of the gross proceeds of this offering, including proceeds from any Securities purchased pursuant to the Over-Allotment Option. The Representative's expenses in excess of the non-accountable expense allowance will be paid by the Representative. To the extent that the expenses of the Representative are less than the amount of the non-accountable expense allowance received, such excess shall be deemed to be additional compensation to the Representative. The Representative has informed the Company that it does not expect sales to discretionary accounts to exceed five (5%) of the total number of Securities offered by the Company hereby.

    The Company has agreed to engage the Representative as a financial advisor for a period of three (3) years from the consummation of this offering, at a fee of $108,000, all of which is payable to the

Representative on the closing date. Pursuant to the terms of a financial advisory agreement, the Representative has agreed to provide, at the Company's request, advice to the Company concerning potential merger and acquisition and financing proposals, whether by public financing or otherwise.

    Prior to the offering, there has been no public market for the shares of Common Stock or Warrants of the Company. Consequently, the initial public offering price for the Securities, and the terms of the Warrants (including the exercise price of the Warrants), have been determined by negotiations between the Company and the Representative. Among the factors considered in determining the public offering price were the history of, and the prospect for, the Company's business, an assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of the offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criterion of value. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Shares and/or Warrants will develop after the close of the public offering, or if a public market in fact develops, that such public market will be sustained, or that the Shares and/or Warrants can be resold at any time at the offering or any other price.

    At the closing of the offering, the Company will issue to the Representative for nominal consideration, Common Stock Representative Warrants and Warrant Representative Warrants (the "Representative's Warrants") to purchase up to 150,000 Shares and 150,000 Warrants ("Underlying Warrants"). The Representative's Warrants will be exercisable for a five year period commencing on the date of this Prospectus. The initial exercise price of each Common Stock Representative Warrant shall be $8.25 per share (165% of the public offering price). The initial exercise price of each Warrant Representative Warrant shall be $.20625 per Underlying Warrant (165% of the public offering price). Each Underlying Warrant will be exercisable for a five (5) year period commencing on the date of this Prospectus to purchase one Share of Common Stock at an exercise price of $8.25 per share of Common Stock. The Representative's Warrants will not be transferable by the holder for one year from the date of this Prospectus, except (i) to officers of the Representative, other Underwriters and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

    The Representative's Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Representative's Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Representative's Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Representative's Warrants will have the same dilutive effect on the interests of the Company's shareholders as will a cash exercise. The Representative's Warrants do not entitle the holders thereof to any rights as a shareholder of the Company until such Representative's Warrants are exercised and shares of Common Stock are purchased thereunder.

    The Representative's Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act of 1933. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven years from the date of this Prospectus, to include in such registration statement or offering statement the Representative's Warrants and/or the securities issuable upon their exercise at no expense to the holders. Additionally, the Company has agreed that, upon request by the holders of 50% or more of the Representative's Warrants and registrable securities during the period commencing one year from the date of this Prospectus and expiring four years thereafter, the Company will, under certain circumstances, register the Representative's Warrants and/or any of the securities issuable upon their exercise.

    The Company has also agreed that if the Company participates in any merger, consolidation or other such transactions which the Representative has brought to the Company during a period of five years after the closing of this offering, and which is consummated after the closing of this offering (including an acquisition of assets or stock for which it pays, in whole or in part, with shares or other securities), or if the Company retains the services of the Representative in connection with any merger, consolidation or other such transaction, then the Company will pay for the Representative's services an amount equal to 5% of up to $1 million of value paid or received in the transaction, 4% of the next $1 million of such value, 3% of the next $1 million of such value, 2% of the next $1 million of such value and 1% of the next $1 million and of all such value above $4,000,000.

    The Company has agreed to indemnify the Underwriters against any costs or liabilities incurred by the Underwriters by reasons of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and the Prospectus. The Underwriters have in turn agreed to indemnify the Company against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Prospectus, based on information relating to the Underwriters and furnished in writing by the Underwriters. To the extent that this section may purport to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Additional Information."

                               LEGAL PROCEEDINGS

    e-Net, Inc. is not a party to any legal proceedings and, to the best of its information, knowledge and belief, none is contemplated or has been threatened.

                                 LEGAL MATTERS


    The validity of the securities being offered hereby will be passed upon for the Company by Thomas T. Prousalis, Jr., Esq., 1919 Pennsylvania Avenue, N.W., Suite 800, Washington, D.C. 20006. Mr. Prousalis is the beneficial owner of 450,000 shares of Common Stock of the Company. See "Principal Stockholders." Certain legal matters will be passed upon for the Underwriters by David A. Carter, P.A., 355 W. Palmetto Park Road, Boca Raton, Florida 33432.


                                    EXPERTS

    The financial statements of e-Net, Inc. as of March 31, 1996, included in the Registration Statement and this Prospectus have been included herein in reliance on the report dated April 12, 1996, of Grant Thornton LLP, Independent Certified Public Accountants, and upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the principal reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Los Angeles, California Regional Office of the Commission, 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648, and copies of all or any part thereof may be obtained from the Commission upon payment of fees prescribed by the Commission from the Public Reference Section of the Commission at its principal office in Washington, D.C. set forth above.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS........................   F-2

FINANCIAL STATEMENTS

  Balance Sheets..........................................................   F-3

  Statements of Operations................................................   F-4

  Statements of Cash Flows................................................   F-5

  Statements of Stockholders' Equity......................................   F-6

                                                                             F-7
                                                                               -
  Notes to Financial Statements...........................................  F-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
e-Net, Inc.


    We have audited the accompanying balance sheet of e-Net, Inc. (a Delaware corporation) as of March 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the period from beginning of operations (June 8, 1995) to March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of e-Net, Inc. as of March 31, 1996, and the results of its operations and its cash flows for the period from beginning of operations (June 8, 1995) to March 31, 1996, in conformity with generally accepted accounting principles.


                                          GRANT THORNTON LLP


Vienna, Virginia
April 12, 1996 (except for Notes B and G, as to which the dates are June 24, 1996, and July 31, 1996, respectively)
                                  e-NET, INC.
                                 BALANCE SHEETS
                                     ASSETS

                                                                                DECEMBER 31, 1996  MARCH 31, 1996
                                                                                -----------------  --------------
                                                                                   (UNAUDITED)

CURRENT ASSETS
  Cash and cash equivalents...................................................    $     668,880     $    557,960
  Accounts receivable.........................................................          130,041           53,677
  Prepaid expenses and deposits...............................................           25,530          --
                                                                                -----------------  --------------
TOTAL CURRENT ASSETS..........................................................          824,451          611,637
PROPERTY, PLANT AND EQUIPMENT, NET............................................          178,594          134,285
SOFTWARE DEVELOPMENT COSTS....................................................          367,598          --
                                                                                -----------------  --------------
                                                                                  $   1,370,643     $    745,922
                                                                                -----------------  --------------
                                                                                -----------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Stockholder/Officer notes payable...........................................    $    --           $     45,000
  Accounts payable -- trade...................................................           45,033            5,326
  Accrued liabilities.........................................................          110,263           22,787
  Deferred revenue............................................................         --                 20,000
  Capital lease obligation -- current portion.................................            6,971          --
                                                                                -----------------  --------------
TOTAL CURRENT LIABILITIES.....................................................          162,267           93,113
CONVERTIBLE DEBENTURE.........................................................        1,000,000          --
LONG-TERM DEBT................................................................         --                500,000
                                                                                -----------------  --------------
TOTAL LIABILITIES.............................................................        1,162,267          593,113

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value, 50,000,000 shares authorized, 4,000,000 and
   3,750,000 shares outstanding at December 31, 1996 and March 31, 1996,
   respectively...............................................................           40,000           37,500
  Stock subscriptions and notes receivable....................................             (100)        (125,100)
  Unamortized cost of bridge financing........................................         --             (2,885,135)
  Additional paid-in capital..................................................        7,035,100        3,662,600
  Retained deficit............................................................       (6,866,624)        (537,056)
                                                                                -----------------  --------------
TOTAL STOCKHOLDERS' EQUITY....................................................          208,376          152,809
                                                                                -----------------  --------------
                                                                                  $   1,370,643     $    745,922
                                                                                -----------------  --------------
                                                                                -----------------  --------------

        The accompanying notes are an integral part of these statements.

                                  e-NET, INC.
                            STATEMENTS OF OPERATIONS

                                                                           PERIOD FROM            PERIOD FROM
                                                                          BEGINNING OF            BEGINNING OF
                                                  NINE MONTHS              OPERATIONS              OPERATIONS
                                                     ENDED              (JUNE 8, 1995) TO       (JUNE 8,1995) TO
                                               DECEMBER 31, 1996        DECEMBER 31, 1995        MARCH 31, 1996
                                            -----------------------  -----------------------  --------------------
                                                  (UNAUDITED)              (UNAUDITED)

SALES.....................................      $       438,517          $       204,771         $      293,876

OPERATING EXPENSES
  Cost of product sales
   and service............................              303,309                   37,333                 88,360
  Selling, general and administrative.....              593,971                   84,445                115,171
  Research and development................              158,684                --                      --
                                                   ------------              -----------            -----------
(LOSS) INCOME FROM OPERATIONS.............             (617,447)                  82,993                 90,345

INTEREST AND FINANCING CHARGES
  Interest expense -- bridge financing....           (5,385,135)               --                      (614,865)
  Cost of stock registration..............             (284,575)               --                      --
  Interest expense........................              (15,581)               --                        (6,884)
  Other expenses..........................              (41,849)               --                        (6,143)
  Interest Income.........................               15,019                      284                    491
                                                   ------------              -----------            -----------
(LOSS) INCOME BEFORE INCOME TAXES.........           (6,329,568)                  83,277               (537,056)

INCOME TAX PROVISION......................            --                       --                      --
                                                   ------------              -----------            -----------
NET (LOSS) INCOME.........................      $    (6,329,568)         $        83,277         $     (537,056)
                                                   ------------              -----------            -----------
                                                   ------------              -----------            -----------
PRO FORMA ADJUSTMENT TO REFLECT ADDITIONAL
 COMPENSATION EXPENSE.....................            --                        (166,250)              (237,500)
                                                   ------------              -----------            -----------
PRO FORMA NET LOSS........................      $    (6,329,568)         $       (82,973)        $     (774,556)
                                                   ------------              -----------            -----------
                                                   ------------              -----------            -----------
PRO FORMA LOSS PER SHARE..................      $         (1.59)         $          (.03)        $         (.26)
                                                   ------------              -----------            -----------
                                                   ------------              -----------            -----------

WEIGHTED AVERAGE SHARES OUTSTANDING.......            3,972,727                3,000,000              3,017,808

        The accompanying notes are an integral part of these statements.

                                  e-NET, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                  PERIOD FROM
                                                                                 BEGINNING OF      PERIOD FROM
                                                                                  OPERATIONS      BEGINNING OF
                                                                                (JUNE 8, 1995)     OPERATIONS
                                                                NINE MONTHS           TO         (JUNE 8, 1995)
                                                                   ENDED         DECEMBER 31,          TO
                                                             DECEMBER 31, 1996       1995        MARCH 31, 1996
                                                             -----------------  ---------------  ---------------
                                                                (UNAUDITED)       (UNAUDITED)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income........................................    $  (6,329,568)     $    83,277      $  (537,056)
                                                             -----------------  ---------------  ---------------
  Adjustments to reconcile net (loss) income to net cash
   from operating activities
    Interest expense -- private placement..................        5,385,135          --               614,865
    Depreciation and amortization..........................           28,011           23,036           30,715
    Changes in operating assets and liabilities
      (Increase) in accounts receivable....................          (76,364)         (75,537)         (53,677)
      Increase in prepaid expenses and deposits............          (25,530)         --               --
      Increase in accounts payable and accrued
       liabilities.........................................          127,183           12,522           28,113
      (Decrease) increase in deferred revenue..............          (20,000)         --                20,000
                                                             -----------------  ---------------  ---------------
NET CASH PROVIDED BY OPERATING ACTIVITIES..................         (911,133)          43,298          102,960
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures.....................................          (94,580)         --               --
  Capitalized software development costs...................         (367,598)         --               --
                                                             -----------------  ---------------  ---------------
NET CASH USED IN INVESTING ACTIVITIES......................         (462,178)         --               --
                                                             -----------------  ---------------  ---------------
                                                             -----------------  ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from shareholder/officer loans..................         --                 30,000           30,000
  Payment of shareholder/officer loans.....................          (12,050)         (25,000)         (25,000)
  Payment of notes payable arising from asset
   acquisition.............................................         --                --               (50,000)
  Proceeds from issuance of bridge notes payable...........          500,000          --               500,000
  Proceeds from issuance of long-term debt.................        1,000,000          --               --
  Payments on capital leases...............................           (3,719)         --               --
                                                             -----------------  ---------------  ---------------
NET CASH PROVIDED BY FINANCING ACTIVITIES..................        1,484,231            5,000          455,000
                                                             -----------------  ---------------  ---------------
NET INCREASE IN CASH AND CASH EQUIVALENTS..................          110,920           48,298          557,960

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...........          557,960          --               --
                                                             -----------------  ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.................    $     668,880      $    48,298      $   557,960
                                                             -----------------  ---------------  ---------------
                                                             -----------------  ---------------  ---------------
SUPPLEMENTAL DISCLOSURES:
  Income Taxes Paid........................................    $    --            $   --           $   --
                                                             -----------------  ---------------  ---------------
                                                             -----------------  ---------------  ---------------
  Interest Paid............................................    $       6,284      $   --           $       688
                                                             -----------------  ---------------  ---------------
                                                             -----------------  ---------------  ---------------

NONCASH INVESTING AND FINANCING ACTIVITIES

    The Company acquired fixed assets of $165,000 in exchange for notes payable of $90,000 and a capital contribution of $75,000 during the period ended March 31, 1996.

    The Company issued 3,250,000 shares of common stock for notes receivable of $155,000 during the period ended March 31, 1996. In June 1996, notes receivable of $125,000 were canceled upon the return of 250,000 shares of common stock.

        The accompanying notes are an integral part of these statements.

                                  e-NET, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                   COMMON STOCK         STOCK       UNAMORTIZED
                                ------------------  SUBSCRIPTIONS     COST OF    ADDITIONAL                  TOTAL
                                 NO. OF               AND NOTES       BRIDGE      PAID-IN     RETAINED    STOCKHOLDERS'
                                 SHARES    AMOUNT    RECEIVABLE      FINANCING    CAPITAL      DEFICIT       EQUITY
                                ---------  -------  -------------   -----------  ----------  -----------  ------------
Balance, inception
Initial capitalization........  3,000,000  $30,000    $    (100)    $   --       $  (29,900) $   --       $    --
Contribution of assets from
 stockholder/officer..........     --        --         --              --           75,000      --             75,000
Sale of common stock
 for note.....................    250,000    2,500     (125,000)        --          122,500      --            --
Issuance of common stock and
 additional capital associated
 with the financing cost from
 the issuance of bridge
 units........................    500,000    5,000      --           (2,885,135)  3,495,000      --            614,865
Net loss......................     --        --         --              --           --         (537,056)     (537,056)
                                ---------  -------  -------------   -----------  ----------  -----------  ------------
BALANCE, MARCH 31, 1996.......  3,750,000   37,500     (125,100)     (2,885,135)  3,662,600     (537,056)      152,809

Bridge loan converted to
 capital in June 1996.........     --        --         --              500,000      --          --            500,000
Issuance of capital common
 stock and additional
 associated with the financing
 costs from the issuance of
 bridge units.................    500,000    5,000      --           (3,000,000)  3,495,000      --            500,000
Cancellation of note
 receivables in June 1996 upon
 return of 250,000 shares of
 common stock.................   (250,000)  (2,500)     125,000         --         (122,500)     --            --
Amortization of the costs of
 bridge financing.............     --        --         --            5,385,135      --          --          5,385,135
Net Loss......................     --        --         --              --           --       (6,329,568)   (6,329,568)
                                ---------  -------  -------------   -----------  ----------  -----------  ------------
BALANCE, DECEMBER 31, 1996
 (UNAUDITED)..................  4,000,000  $40,000    $    (100)    $   --       $7,035,100  $(6,866,624) $    208,376
                                ---------  -------  -------------   -----------  ----------  -----------  ------------
                                ---------  -------  -------------   -----------  ----------  -----------  ------------

        The accompanying notes are an integral part of these statements.

                                  e-NET, INC.
                         NOTES TO FINANCIAL STATEMENTS
                        UNAUDITED AS TO INTERIM PERIODS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS AND LIQUIDITY


    e-Net, Inc. was incorporated on January 9, 1995, and the Company commenced operations on June 8, 1995. The Company, with principal executive offices in Germantown, Maryland, develops, markets, and supports open client-server and integrated applications software that enables local, national and international telephone communications, information exchange and commerce over the Internet and private networks, principally located in the United States. The Company also sells other products used in the management and billing of computer network, telephone and computer usage.


    The Company's operations to date have concentrated on continuing development of its products, establishing acceptance of its software products in the telecommunications industry, providing services to its existing customer base and securing financing necessary to fund development, operations and expansion of its business. Management believes cash flow provided by operations and remaining proceeds received or to be received from MVSI, Inc. as described in Note H will be sufficient to sustain operations for the remainder of fiscal 1997. Additional financing will be necessary to provide for continued product development and operations in fiscal 1998. While assurance cannot be given as to its success, the Company has entered into a letter of intent in February 1997 with an underwriter for a firm commitment initial public offering of securities as described in Note G.

    INTERIM FINANCIAL STATEMENTS

    The condensed financial statements as of December 31, 1996, and for the nine months ended December 31, 1996, and the period from June 8, 1995, to December 31, 1995, are unaudited; however, in the opinion of management, all adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows for these interim periods have been included. The results for the interim periods are not necessarily indicative of the results to be obtained for the full fiscal year. The significant accounting policies used in the preparation of the accompanying financial statements are as follows:

    REVENUE RECOGNITION

    Revenue is recognized on the sale of software products upon shipment unless future obligations exist wherein a portion of the revenue is deferred until the obligation is satisfied. Revenue from services rendered is recognized either as the services are rendered based upon fixed hourly rates or at contractually determined fixed monthly fees.

    For the period ended March 31, 1996, the Company derived 32%, 29%, 16% and 13% of its sales from four customers, respectively.

    For the nine months ended December 31, 1996, the Company derived 72% and 23% of its sales from two customers.

    ACCOUNTS RECEIVABLE

    Accounts receivable are stated at the unpaid balances, less allowance on uncollectible accounts, if any. Management periodically reviews its outstanding accounts receivable to assess collectibility of balances based on past experience and evaluation of current adverse situations which may affect collectibility of receivables. At March 31, 1996, and December 31, 1996, management deemed all balances fully collectible and did not establish an allowance for uncollectible accounts.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets
                                  e-NET, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        UNAUDITED AS TO INTERIM PERIODS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost, net of an allowance for accumulated depreciation and amortization. Depreciation is computed on equipment and furniture, using a declining-balance method over a five-year period.

    EARNINGS PER SHARE

    Earnings per share for the periods from the beginning of operations to December 31, 1995, and March 31, 1996, are based upon weighted-average shares outstanding during the period from June 1995, the date operations commenced, through March 31, 1996, adjusted retroactively, where applicable, for the effect of a 600:1 stock split in January 1996 and a 2:1 reverse stock split in February 1997. The weighted average shares outstanding also include the weighted-average effect (17,808 shares) of 500,000 shares of common stock issued in March 1996, pursuant to the issuance of the Bridge Units. The weighted-average effect of bridge units issued in April 1996 has been accounted for in computing earnings per share for the nine-months ended December 31, 1996 and not reflected in prior period calculations inasmuch as the issuance of these securities was accounted for at fair vlaue as described in Note B. The effect of the issuance of 250,000 shares of Common Stock in March 1996 for a $125,000 promissory note has not been reflected in weighted-average shares outstanding because the note was canceled in June 1996 in exchange for the return of all such shares. The effect of convertible debentures outstanding on an "if-converted" basis at December 31, 1996 is anti-dilutive and therefore excluded from weighted-average shares outstanding.

    SOFTWARE DEVELOPMENT COSTS


    In accordance with the Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," the Company has capitalized certain software development costs incurred after the establishment of technological feasibility. Costs incurred prior to such feasibility and all hardware related costs have been expensed as research and development costs. Software costs will be amortized over the estimated useful life of the software once the product is available for general release to customers which release management estimates will occur by October 1997. At December 31, 1996, the Company has capitalized $367,598.


    Critical to the recoverability of the capitalized software costs is the completion of development of certain software products, bringing such products to market in the near term, and the generation of related sales sufficient to recover costs incurred to date and costs to complete development. Should sufficient sales fail to materialize, the carrying amount of capitalized software costs may be reduced accordingly in the future.

NOTE B -- SIGNIFICANT TRANSACTIONS

    PRIVATE PLACEMENT TRANSACTIONS

    In March 1996, the Company issued 250,000 shares of Common Stock to a nonaffiliated investment banking firm in a private placement transaction for aggregate consideration of $125,000, represented by a full recourse promissory note for the entire purchase price. In June 1996, this promissory note was canceled in exchange for the return of the 250,000 shares of common stock.

    In March 1996, the Company was loaned $500,000 by a nonaffiliated person. Principal and interest computed at the rate of eight percent per annum become due at the earlier of June 1, 1997, or
                                  e-NET, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        UNAUDITED AS TO INTERIM PERIODS

NOTE B -- SIGNIFICANT TRANSACTIONS (CONTINUED)

the closing date of the proposed initial public offering of securities of the Company which was expected to occur in June 1996. As additional consideration for making such loan, and after giving effect to a subsequent 2:1 reverse stock split, the Company issued 500,000 bridge units each containing one share of Common Stock, one Class A Warrant and one Class B Warrant to the lender. In June 1996, the loan principal was converted to paid-in capital and accounted for as consideration for the 500,000 bridge units received in connection with the loan. Inasmuch as these bridge units were issued in contemplation of a proposed offering, financing expense related to the issuance of these securities of $3,000,000 was recorded between the date of issuance and the anticipated offering date, with a corresponding credit to paid-in capital. The value of $3,000,000 attributed to issuance of the bridge units was computed using the offering price of the units offered in the Company's proposed 1996 public offering less the amount of debt converted to paid in capital in June 1996. As of March 31, 1996, the Company had accrued $614,865 of this financing expense. The Company recorded the loan of $500,000 as a noncurrent liability at March 31, 1996. It is not practicable to estimate the fair value of this debt, as there are no quoted market prices for debt with similar terms. In June 1996, the bridge loans outstanding as of March 31, 1996, were converted and the unamortized financing expense was charged to income at that time.



    In April 1996, the Company was loaned $500,000 by three nonaffiliated persons. Principal and interest computed at the rate of eight percent per annum become due at the earlier of June 1, 1997, or the closing date of an initial public offering of securities of the Company which was expected to occur in June 1996. As additional consideration for making such loan the Company issued 500,000 bridge units identical to those issued in March 1996 as described above. In June 1996, the loan principal was converted to paid-in capital and accounted for as consideration for the 500,000 bridge units received in connection with the loan. Inasmuch as these bridge units were issued in contemplation of the proposed offering, financing expense related to the issuance of these securities of $3,000,000 was recorded between the date of issuance and the date the loan was converted to capital, with a corresponding credit to paid-in capital. The value of $3,000,000 attributed to issuance of the bridge units was computed using the offering price of the units in the Company's proposed 1996 public offering less the amount of debt converted to paid-in capital in June 1996.


    ACQUISITIONS

    In June 1995, the Company acquired the rights and title to certain tangible assets comprised primarily of computer equipment and peripherals, certain products and intangible assets related thereto, and contract rights in return for a promissory note of $50,000 and the release of the seller's obligation valued at $75,000 for compensation formerly due to the president of the Company. The Company allocated the entire purchase price of $125,000 to the tangible assets acquired based upon their fair value. The portion of the purchase price attributable to the release of the compensation obligation due to the stockholder/officer was credited to additional paid-in capital. The entire principal balance due under the promissory note and interest thereon was repaid by the Company in March 1996.

    In March 1996, the Company acquired the right, title and interest to certain inventions and related patents ("Technology") from two individuals who are also stockholders of the Company in an assignment of patent rights in return for a future royalty computed quarterly equal to 5% of gross profit from products sold related to the acquired Technology. Royalties will be expensed in the period in which related sales are recognized. The assignment agreement provides for the right of the individuals to repurchase the Technology if the Company fails to make reasonable efforts to develop and exploit the market opportunities made available by the Technology. The agreement provides that
                                  e-NET, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        UNAUDITED AS TO INTERIM PERIODS

NOTE B -- SIGNIFICANT TRANSACTIONS (CONTINUED) the Company allocate $1,000,000 of paid-in capital to develop and exploit the market opportunities of the Technology by December 31, 1996, or the Technology will be subject to repurchase by the inventors of the Technology. The Company believes that it has satisfied its commitment to allocate $1,000,000 towards the Technology by December 31, 1996.

    In January 1996, the Company signed a letter of intent to purchase certain assets from an entity of which two of the three owners are also stockholders of the Company. These assets are prototype boards, proprietary software code and existing research and development relating to specific computer software products. In May 1996, the Company completed the purchase for cash of $50,000. Management allocated the entire purchase price of $50,000 to research and development expense and therefore, recorded a charge to operations in fiscal year 1997 for that amount. The entity from which the assets are intended to be acquired is dormant and contains no assets other than the above intangible assets. As a result, condensed financial statements of this entity have not been presented.

NOTE C -- PROPERTY AND EQUIPMENT
    Property and equipment consist of the following:

                                                            DECEMBER 31, 1996  MARCH 31, 1996
                                                            -----------------  --------------
                                                               (UNAUDITED)

Furniture and office equipment............................     $   230,270      $    125,000
Airplane..................................................         --                 40,000
                                                            -----------------  --------------
                                                                   230,270           165,000
Less accumulated depreciation.............................         (51,676)          (30,715)
                                                            -----------------  --------------
Property and equipment -- net.............................     $   178,594      $    134,285
                                                            -----------------  --------------
                                                            -----------------  --------------

NOTE D -- STOCKHOLDER/OFFICER NOTES PAYABLE
    Stockholder notes payable consist of the following:

                                                            DECEMBER 31, 1996  MARCH 31, 1996
                                                            -----------------  --------------
                                                               (UNAUDITED)

Loan from an officer of the Company, bearing interest at
 8% per annum with principal and interest due June 3,
 1996. The note is collateralized by an airplane..........     $   --            $   40,000
Loan from an officer of the Company, bearing interest at
 10% per annum with payment of principal and interest due
 June 15, 1996............................................         --                 5,000
                                                                  --------     --------------
                                                               $   --            $   45,000
                                                                  --------     --------------
                                                                  --------     --------------

    Management's estimate of the fair value of these liabilities is the carrying value.

NOTE E -- INCOME TAXES
    For the nine-month period ended December 31, 1996, no provision for income taxes has been reflected due to uncertainty as to the realizability of tax benefits associated with net operating losses to date. Financing expense associated with the issuance of Bridge Units is non-deductible and is being treated as a capital transaction for income tax reporting purposes.

                                  e-NET, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        UNAUDITED AS TO INTERIM PERIODS

NOTE E -- INCOME TAXES (CONTINUED)
    The income tax provision consists of the following for the period ended March 31, 1996:

Deferred
  Federal..........................................................  $   2,267
  State............................................................        426
Valuation allowance................................................     (2,693)
                                                                     ---------
Net provision......................................................  $  --
                                                                     ---------
                                                                     ---------

    The effective tax rate for the period ended March 31, 1996 was 0%. A reconciliation between the U.S. federal statutory rate and the effective tax rate follows:

Tax (benefit) at U.S. federal statutory rates...................  $(182,599)
Increase (decrease) resulting from:
  State tax (benefit)...........................................    (21,267)
  Permanent difference -- financing expense private placement...    200,812
  Other permanent differences...................................        361
  Valuation allowance...........................................      2,693
                                                                  ---------
Income tax provision............................................  $  --
                                                                  ---------
                                                                  ---------

    The Company's reporting period for tax purposes is the calendar year. Taxes on the net loss for the period January through March is reflected in the calculation of the deferred tax asset. A valuation allowance has been recognized in an amount equal to the deferred tax asset.

    The tax effect of temporary differences between the financial statement amounts and tax bases of assets and liabilities which give rise to a deferred tax asset is as follows at March 31, 1996:

Net loss for January 1 through March 31, 1996....................  $  31,997
Accounts receivable..............................................    (28,704)
Accounts payable and accrued expenses............................        893
Depreciation expense.............................................     (1,493)
Valuation allowance..............................................     (2,693)
                                                                   ---------
Deferred taxes payable...........................................  $  --
                                                                   ---------
                                                                   ---------

    The use of net operating losses of the Company in the future to offset taxable income may be limited in the event of a change in control of the Company in accordance with Section 382 of the Internal Revenue Code.

NOTE F -- COMMITMENTS AND CONTINGENT LIABILITIES

    LEASE COMMITMENT

    As of March 31, 1996, the Company leases office space under a month-to-month operating lease which provides for monthly rent payments of $1,900.

                                  e-NET, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        UNAUDITED AS TO INTERIM PERIODS

NOTE F -- COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    In May and September 1996, the Company entered into two leases for office space which provide for aggregate monthly rent payments of $7,530. At December 31, 1996, approximate future rental commitments are as follows:

YEAR ENDING MARCH 31,
---------------------------------------------------------------------------------
1997.............................................................................  $    26,493
1998.............................................................................      107,124
1999.............................................................................      109,458
2000.............................................................................      100,306
2001.............................................................................      100,446
Thereafter.......................................................................       50,844
                                                                                   -----------
                                                                                   $   494,671
                                                                                   -----------
                                                                                   -----------

    EMPLOYMENT AGREEMENT

    The Company entered into an employment agreement effective April 1, 1996 with an officer. Minimum future annual salary commitments of the Company under the agreements are as follows:

              YEAR ENDING
               MARCH 31,                    SALARY        BONUS         TOTAL
----------------------------------------  -----------  -----------  -------------
   1997.................................  $   175,000  $    87,500  $     262,500
   1998.................................      175,000       87,500        262,500
   1999.................................      175,000       87,500        262,500
   2000.................................      175,000       87,500        262,500
   2001.................................      175,000       87,500        262,500
                                          -----------  -----------  -------------
                                          $   875,000  $   437,500  $   1,312,500
                                          -----------  -----------  -------------
                                          -----------  -----------  -------------

    The agreement also provides for bonuses upon certain performance criteria of the Company and the determination of the Board of Directors. Pursuant to the agreement, employment may be terminated by the Company with cause or by the executive with or without good reason. Termination by the Company without cause, or by the executive for good reason, would subject the Company to liability for an amount equal to six months of the terminated executive's salary at the date of termination plus comparable insurance benefits being received prior to termination.

    The accompanying financial statements reflect compensation paid and accrued for services rendered, if any, by the officer at the salary level which the Company believes is reasonable under the circumstances. PRO FORMA data presented in the accompanying statement of operations reflect the result of operations on a PRO FORMA basis had the officer been employed by the Company for the entire period at a compensation level equal to that contained in the above agreement.

NOTE G -- PROPOSED INITIAL PUBLIC OFFERING

    In March 1996, the Company entered into a letter of intent with an underwriter for a firm commitment initial public offering of securities. The offering was abandoned in September 1996. The Company paid $100,000 to an attorney who is also a stockholder of the Company in return for services rendered in connection with the offering. In addition, the Company has expensed $284,575 of costs incurred in connection with the offering, which costs do not benefit the 1997 proposed offering described below.

                                  e-NET, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        UNAUDITED AS TO INTERIM PERIODS

NOTE G -- PROPOSED INITIAL PUBLIC OFFERING (CONTINUED)
    In February 1997, the Company entered into a letter of intent with an underwriter for a firm commitment initial public offering of securities consisting of 1,500,000 shares of common stock and 1,500,000 warrants. In connection with the proposed offering, a 2:1 reverse stock split was approved by the Company. In addition, in connection with the proposed offering, the $1,275,081 convertible debenture described in Note H was converted to 250,000 shares of common stock, and the outstanding Class A and Class B warrants were canceled, resulting in 4,250,000 shares of common stock issued and outstanding prior to the proposed offering.

NOTE H -- SUBSEQUENT EVENTS (UNAUDITED)
    In August 1996, the Company entered into a letter of intent with MVSI, Inc. ("MVSI"), a Washington, D.C. area based Nasdaq-listed technology products and services company, whereby the Company agreed to be acquired and become a wholly-owned subsidiary of MVSI in an exchange of securities. Three principal stockholders of the Company are stockholders of MVSI. A director of the Company is a director of MVSI. Pursuant to the terms of the letter of intent, an initial amount of $500,000 was loaned by MVSI to the Company for working capital. In October 1996, the Company entered into an agreement to be acquired by MVSI, which was subject to stockholder approval. An additional $500,000 was loaned to the Company in November 1996. However, in January 1997, the parties mutually agreed to terminate the acquisition, principally due to market conditions, and, as part of a mutual cooperation agreement, MVSI loaned the Company an additional $250,000 pursuant to the terms of a convertible debenture.

    The terms of the convertible debenture in the principal sum of $1,275,081, reflecting the total amount of the loan advances made to the Company by MVSI, provide that the outstanding principal balance bear interest at 9% per annum. At MVSI's option, the principal is convertible into shares of common stock of the Company upon completion of an initial public offering of the Company's securities, with the number of shares to be calculated using the initial price per share of the offering. In February 1997, the convertible debenture was converted by MVSI into 250,000 shares of the Company's common stock, resulting in a total of 4,250,000 shares of Common Stock issued and outstanding prior to the date of this prospectus. The 250,000 shares of Common Stock owned by MVSI are being registered as part of this offering and are restricted from sale for a period of 12 months from the date of this offering, but may be released for sale during this period with the consent of the Representative.

                                    PART TWO
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by Delaware law, the Company's Certificate of Incorporation includes a provision which provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the unlawful repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of the Company will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of the Company or any stockholder to obtain an injunction or any other type of nonmonetary relief in the event of a breach of fiduciary duty. Management of the Company believes this provision will assist the Company in securing and retaining qualified persons to serve as directors. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

    Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, the Company does not currently maintain a liability insurance policy for the benefit of its directors although the Company may attempt to acquire such insurance in the future. The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. Although no directors have resigned or have threatened to resign as a result of the Company's failure to provide insurance or other indemnity protection from liability, it is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability were not provided.

    The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

    The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, the Company does not currently provide such insurance to its directors, and there is no guarantee that the Company will provide such insurance to its directors in the near future although the Company may attempt to obtain such insurance.

    The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the Company does not presently have directors liability insurance and because there is no assurance that the Company will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, the Company may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If the Company is forced to bear the costs for indemnification, the value of the Company stock may be adversely affected. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is an itemization of expenses, payable by the Company from the net proceeds of this offering, incurred by the Company in connection with the issuance and distribution of the securities of the Company being offered hereby. All expenses are estimated except the SEC, NASD and Nasdaq Registration and Filing Fees. See "Use of Proceeds."


SEC Registration and Filing Fee(1).............................  $    6,561
NASD Registration and Filing Fee(1)............................       2,665
Nasdaq Registration and Filing Fee.............................      10,000
Financial Printing.............................................     175,000
Transfer Agent Fees............................................      10,000
Accounting Fees and Expenses...................................      75,000
Legal Fees and Expenses........................................     375,000
Blue Sky Fees and Expenses.....................................      75,000
Underwriter's Nonaccountable Expense Allowance.................     265,219
Miscellaneous..................................................       5,555
                                                                 ----------
    Total......................................................  $1,000,000
                                                                 ----------
                                                                 ----------


------------------------
(1) Paid upon initial filing of this Registration Statement and related Prospectus.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    The following information sets forth all securities of the Company sold by it within the past three years, adjusted retroactively for a 600:1 stock split in January 1996, a 2:1 reverse stock split in July 1996, a 2:1 stock split in August 1996 and a 2:1 reverse stock split in February 1997, which securities were not registered under the Securities Act of 1933, as amended.

    In January 1995, the Company issued 3,000,000 shares of its Common Stock (which includes a 600:1 stock split in January 1996, a 2:1 reverse stock split in July 1996, a 2:1 stock split in August 1996 and a 2:1 reverse stock split in February 1997) to 16 persons, including the officers and directors of the Company, in a private placement transaction in consideration of $100, or its par value at the time of issuance. "The securities issued by the Company in these transactions are deemed "restricted" securities within the meaning of that term as defined in Rule 144 and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act of 1933 (the "Act"), as amended, such that the sales of the securities were transactions by an issuer not involving any public offering. The stockholders in these transactions are sophisticated and/or "accredited" persons as that term is defined in Rule 501 of the Act."


    In March 1996, the Company issued 250,000 shares of its Common Stock to ATG Group, Inc., a Brookville, New York based investment firm, in a private placement transaction for aggregate consideration of $250,000, represented by a full recourse promissory note for the entire purchase price. However, in June 1996, ATG Group, Inc. agreed to cancel its shares of the Company's Common Stock in consideration of the cancellation of its $250,000 promissory note.


    In March and April 1996, the Company borrowed $1,000,000 in a bridge loan from four persons who are nonaffiliated with the Underwriter and the Company, to wit: Edward Ratkovich ($500,000), Robert Foise ($250,000), Armstrong Industries (Sid Ritman) ($200,000) and Martin Sumichrast ($50,000), at the rate of eight percent simple annual interest. (See more details below). These four investors are not affiliated with Stratton Oakmont, Inc., a former proposed underwriter for the Company that was barred from the securities industry in December 1996. General Ratkovich and Mr. Sumichrast are officers, directors and principal stockholders of Nasdaq-listed companies formerly underwritten by Stratton Oakmont, Inc. MVSI, Inc., of which General Ratkovich is chairman, chief executive officer and a principal stockholder, is a principal stockholder of the Company. In further consideration of the bridge loan, which was highly speculative since the Company was in its early development stage, the Company issued 1,000,000 shares of Common Stock, 1,000,000 Class A Warrants and 1,000,000 Class B Warrants to such persons. However, in June 1996, such persons converted their loans to equity in consideration of the prior issuance of the securities. In February 1997, such persons agreed to the cancellation of the Class A and B Warrants to help facilitate this offering by making the Company's capital structure more attractive to investors. Also, in February 1997, Mr. Sumichrast sold his 50,000 shares of Common Stock of the Company to Robert P. Laurence, a private investor, in a private transaction for $100,000. Mr. Laurence has no direct or indirect affiliation with Stratton Oakmont, Inc. The securities issued by the Company in these transactions are deemed "restricted" securities within the meaning of that term as defined in Rule 144 and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act of 1933 (the "Act"), as amended, such that the sales of the securities were transactions by an issuer not involving any public offering. The stockholders in these transactions are "accredited" persons as that term is defined in Rule 501 of the Act.



    In March 1996, the Company was loaned $500,000 by Edward Ratkovich, a nonaffiliated person. Principal and interest computed at the rate of eight percent per annum become due at the earlier of June 1, 1997, or the closing date of the proposed initial public offering of securities of the Company which was expected to occur in June 1996. As additional consideration for making such loan, the Company issued 500,000 bridge units each containing one share of Common Stock, one Class A Warrant and one Class B Warrant to the lender. In June 1996, the loan principal was converted to paid-in capital and accounted for as consideration for the 500,000 bridge units received in connection with the loan. Inasmuch as these bridge units were issued in contemplation of a proposed offering, financing expense related to the issuance of these securities of $3,000,000 was recorded between the date of issuance and the anticipated offering date, with a corresponding credit to paid-in capital. The value of $3,000,000 attributed to issuance of the bridge units was computed using the offering price of the units offered in the Company's proposed 1996 offering less the amount of debt converted to paid in capital in June 1996. As of March 31, 1996, the Company had accrued $614,865 of this financing expense. The Company recorded the loan of $500,000 as a noncurrent liability at March 31, 1996. It is not practicable to estimate the fair value of this debt, as there are no quoted market prices for debt with similar terms. In June 1996, the bridge loans outstanding as of March 31, 1996, were converted to equity and the unamortized financing expense was charged to income at that time. The securities issued by the Company in these transactions are deemed "restricted" securities within the meaning of that term as defined in Rule 144 and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act of 1933 (the "Act"), as amended, such that the sales of the securities were transactions by an issuer not involving any public offering. The stockholders in these transactions are "accredited" persons as that term is defined in Rule 501 of the Act.



    In April 1996, the Company was loaned $500,000 by Messrs. Robert Foise, Armstrong Industries (Sid Ritman) and Martin Sumichrast, three nonaffiliated persons. Principal and interest computed at the rate of eight percent per annum become due at the earlier of June 1, 1997, or the closing date of an initial public offering of securities of the Company which was expected to occur in June 1996. As additional consideration for making such loan, the Company issued 500,000 bridge units identical to those issued in March 1996 as described above. In June 1996, the loan principal was converted to paid-in capital and accounted for as consideration for the 500,000 bridge units received in connection with the loan. Inasmuch as these bridge units were issued in contemplation of the proposed offering, financing expense related to the issuance of these securities of $3,000,000 was recorded between the date of issuance and the date the loan was converted to capital, with a corresponding credit to paid-in capital. The value of $3,000,000 attributed to issuance of the bridge units was computed using the offering price of the units in the Company's proposed 1996 offering less the amount of debt converted to paid-in capital in June 1996. The securities issued by the Company in these transactions are deemed "restricted" securities within the meaning of that term as defined in Rule 144 and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act of 1933 (the "Act"), as amended, such that the sales of the securities were transactions by an issuer not involving any public offering. The stockholders in these transactions are "accredited" persons as that term is defined in Rule 501 of the Act.


    In August 1996, the Company caused a 2:1 split of its issued and outstanding shares of common stock, Class A Warrants and Class B Warrants, resulting in 8,000,000 shares of common stock, 2,000,000 Class A Warrants and 2,000,000 Class B Warrants.

    In February 1997, the Company caused a 2:1 reverse split of its issued and outstanding securities, resulting in 4,000,000 shares of Common Stock. Also, in February 1997, the Company canceled the outstanding Class A and B Warrants.


    In August 1996, the Company entered into a letter of intent with MVSI, Inc. ("MVSI"), a Washington, D.C. area based Nasdaq-listed technology products and services company, whereby the Company agreed to be acquired and become a wholly-owned subsidiary of MVSI in an exchange of securities. Three principal stockholders (Messrs. Edward Ratkovich, Thomas T. Prousalis, Jr., Esq. and Robert Foise) of the Company are stockholders of MVSI. General Edward Ratkovich is also chairman and chief executive officer of MVSI, Inc. A director of the Company (Clive Whittenbury, Ph.D.) is a director of MVSI. Pursuant to the terms of the letter of intent, an initial amount of $500,000 was loaned by MVSI to the Company for working capital. In October 1996, the Company entered into an agreement to be acquired by MVSI, which was subject to stockholder approval. An additional $500,000 was loaned to the Company in November 1996. However, in January 1997, the parties mutually agreed to terminate the acquisition, principally due to market conditions which involved a significant decrease in the bid price of MVSI's common stock thereby significantly lowering the purchase price, and, as part of a mutual cooperation agreement, MVSI loaned the Company an additional $250,000 pursuant to the terms of a convertible debenture.



    The terms of the convertible debenture in the principal sum of $1,275,081, reflecting the total amount of the loan advances made to the Company by MVSI, provide that the outstanding principal balance bear interest at 9% per annum. At MVSI's option, the principal is convertible into shares of common stock of the Company upon completion of an initial public offering of the Company's securities, with the number of shares to be calculated using the initial price per share of the offering. In February 1997, the convertible debenture was converted by MVSI into 250,000 shares of the Company's common stock, resulting in a total of 4,250,000 shares of Common Stock issued and outstanding prior to the date of this prospectus. The 250,000 shares of Common Stock owned by MVSI are being registered as part of this offering and are restricted from sale for a period of 12 months from the date of this offering, but may be released for sale during this period with the consent of the Representative. The securities issued by the Company in this transaction are deemed "restricted" securities within the meaning of that term as defined in Rule 144 and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act of 1933 (the "Act"), as amended, such that the sale of the securities was a transaction by an issuer not involving any public offering. The stockholder in this transaction is an "accredited" person as that term is defined in Rule 501 of the Act.



    Reference is also made hereby to "Dilution," "Principal Stockholders," "Certain Transactions" and "Description of Securities" in the Prospectus for more information with respect to the previous issuance and sale of the Company's securities.


    All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities," as defined in Rule 144 of the rules and regulations of the Securities and Exchange Commission, Washington, D.C. 20549. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the Registrant, its business, financial and other matters. Transactions by the Registrant involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. The Registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act of 1933, as amended, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of the Registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an exemption therefrom is determined.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


    This following is a list of Exhibits marked by an asterisk (*) filed herewith by e-Net, Inc. as part of Amendment No. 14 to the SB-2 Registration Statement and related Prospectus:



      1.0 Form of Underwriting Agreement.
      1.1 Agreement Among Underwriters.
      1.2 Selected Dealers Agreement.
      3.0 Certificate of Incorporation, filed January 9, 1995.
      3.1 By-laws, as amended.
      4.0 Specimen Copy of Common Stock Certificate.
      4.1 Form of Warrant Certificate.
      4.2 Form of Representative's Warrant Agreement.
      4.3 Form of Warrant Agreement.*
      5.0 Opinion of Thomas T. Prousalis, Jr., Esq. for Registrant.*
     10.0 Employment Agreement, Robert A. Veschi, dated April 1, 1996.
     10.1 United States Patent, Notice of Allowance, dated January 23, 1996.
     10.2 Assignment of Patent Rights, dated March 22, 1996.
     10.3 Sprint Agreement, dated March 1, 1996.
     10.4 Financial Advisory Agreement.

     10.5 Merger and Acquisition Agreement.
     10.6 Mutual Cooperation Agreement, dated January 14, 1997.*
     10.7 Lockheed Martin Agreement, dated January 3, 1997.*
     11.0 Computation of Per Share Loss.
     23.0 Consent of Thomas T. Prousalis, Jr., Esq. is contained on page II-9 of the Registration Statement.
     24.0 Consent of Grant Thornton LLP is contained on page II-10 of the Registration Statement.
     25.0 Power of Attorney appointing Robert A. Veschi is contained on page II-6 of the Registration Statement.


ITEM 28.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

    The undersigned Registrant also undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any  prospectus required by  section 10(a)(3) of the
               Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising  after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:

            (iii) To include any material  information with respect to the  plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    This Registration Statement consists of the following:

       1.  Facing page.
       2.  Cross-Reference Sheet.
       3.  Prospectus.
       4.  Complete text of Items 24-28 in Part Two of Registration Statement.
       5.  Exhibits.
       6.  Signature page.
       7.  Consents of:
           Thomas T. Prousalis, Jr., Esq.
           Grant Thornton LLP

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 19, 1997.


                                e-NET, INC.

                                By:               ROBERT A. VESCHI
                                     -------------------------------------------
                                                  Robert A. Veschi
                                                      President

    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                      TITLE                        DATE
------------------------------------------------------  -------------------------------  ----------------------

     ALONZO E. SHORT, JR., LT. GEN., USA (RET.)*
     -------------------------------------------        Chairman of the Board                March 19, 1997
      Alonzo E. Short, Jr., Lt. Gen., USA (ret.)

                   ROBERT A. VESCHI                     President, Chief Executive
     -------------------------------------------         Officer, Chief Financial            March 19, 1997
                   Robert A. Veschi                      Officer, Controller, Director

                 CHRISTINA L. SWISHER
     -------------------------------------------        Vice President, Secretary            March 19, 1997
                 Christina L. Swisher

                  WILLIAM L. HOOTON*
     -------------------------------------------        Director                             March 19, 1997
                  William L. Hooton

               CLIVE WHITTENBURY, PH.D.
     -------------------------------------------        Director                             March 19, 1997
               Clive Whittenbury, Ph.D.

                WILLIAM W. ROGERS, JR.
     -------------------------------------------        Director                             March 19, 1997
                William W. Rogers, Jr.

                       By:           ROBERT A. VESCHI*
            ------------------------------------------
                                      Robert A. Veschi
                                      ATTORNEY-IN-FACT

                               CONSENT OF COUNSEL

    The consent of Thomas T. Prousalis, Jr., Esq., 1919 Pennsylvania Avenue, N.W., Suite 800, Washington, D.C. 20006, to the use of his name in this Form SB-2 Registration Statement, and related Prospectus, as amended, of e-Net, Inc. is contained in his opinion filed as Exhibit 5.0 hereto.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated April 12, 1996 accompanying the Financial Statements of e-Net, Inc. contained in the Registration Statement and
Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                          GRANT THORNTON LLP


Washington, D.C.
March 19, 1997

                                  E-NET, INC.
                               INDEX TO EXHIBITS


    The following is a list of Exhibits marked by an asterisk (*) filed herewith by e-Net, Inc. as part of Amendment No. 14 to the SB-2 Registration Statement and related Prospectus:



      1.0 Form of Underwriting Agreement.
      1.1 Agreement Among Underwriters.
      1.2 Selected Dealers Agreement.
      3.0 Certificate of Incorporation, filed January 9, 1995.
      3.1 By-laws, as amended.
      4.0 Specimen Copy of Common Stock Certificate.
      4.1 Form of Warrant Certificate.
      4.2 Form of Representative's Warrant Agreement.
      4.3 Form of Warrant Agreement.*
      5.0 Opinion of Thomas T. Prousalis, Jr., Esq. for Registrant.*
     10.0 Employment Agreement, Robert A. Veschi, dated April 1, 1996.
     10.1 United States Patent, Notice of Allowance, dated January 23, 1996.
     10.2 Assignment of Patent Rights, dated March 22, 1996.
     10.3 Sprint Agreement, dated March 1, 1996.
     10.4 Financial Advisory Agreement.
     10.5 Merger and Acquisition Agreement.
     10.6 Mutual Cooperation Agreement, dated January 14, 1997.*
     10.7 Lockheed Martin Agreement, dated January 3, 1997.*
     11.0 Computation of Per Share Loss.
     23.0 Consent of Thomas T. Prousalis, Jr., Esq. is contained on page II-9 of the Registration Statement.
     24.0 Consent of Grant Thornton LLP is contained on page II-10 of the Registration Statement.
     25.0 Power of Attorney appointing Robert A. Veschi is contained on page II-6 of the Registration Statement.

PROSPECTUS


                                 250,000 SHARES



                                     [LOGO]

    This Prospectus relates to the offering of 250,000 shares of Common Stock offered by one person who is nonaffiliated with the Company, hereinafter referred to as the "Selling Security-holder." The Common Stock may not be transferred for twelve (12) months from the date hereof unless permitted sooner by Barron Chase, and such securities include a legend with such restriction. Barron Chase may release the securities held by the Selling Security-holder at any time after all securities subject to the Over-allotment Option have been sold or such option has expired. See "Description of Securities" and "Selling Security-holder."



    The Common Stock offered by this Prospectus may be sold from time to time by the Selling Security-holder, or by its transferees. No underwriting arrangements have been entered into by the Selling Security-holder. The distribution of the securities by the Selling Security-holder may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security-holder in connection with sales of such securities.



    The Selling Security-holder and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Security Act of 1933, as amended ("Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Security-holder against certain liabilities, including liabilities under the Securities Act.



    On the date hereof, the Company commenced pursuant to this registration statement an initial public offering of 1,500,000 shares of Common Stock and 1,500,000 Warrants. See "Concurrent Sales."



    The Company will not receive any of the proceeds from the sale of the securities by the Selling Security-holder. All costs incurred in the registration of the securities of the Selling Security-holder are being borne by the Company. See "Selling Security-holder."



    Barron Chase Securities, Inc. from time to time may become a market maker and otherwise effect transactions in the securities of this offering. Barron Chase Securities, Inc., if it participates in the market, may become an influence and thereafter a factor of increasing importance in the market for the securities. However, there is no assurance that it will or will continue to be a dominating influence. The prices and liquidity of the securities may be significantly affected by the degree, if any, of its participation in such market as a market maker. Barron Chase Securities, Inc. may discontinue such market making activities at any time or from time to time.


    The Company does not presently file reports and other information with the Securities and Exchange Commission ("Commission"). However, following completion of the initial public offering, the Company intends to furnish its stockholders with annual reports containing audited financial statements and such interim reports, in each case as it may determine to furnish or as may be required by law.


AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE PUBLIC
    OFFERING PRICE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY
       INVESTORS WHO CAN AFFORD THE LOSS OF THEIR      ENTIRE
         INVESTMENT. SEE "RISK FACTORS," ON PAGES 7-14 AND "DILUTION."



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF       THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------


               The date of this Prospectus is             , 1997.

                                CONCURRENT SALES


    On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering ("Offering") of 1,500,000 shares of Common Stock and 1,500,000 Warrants by the Company was declared effective by the Securities and Exchange Commission ("Commission"), Washington, D.C. 20549, and the Company commenced the sale of the securities offered thereby. Sales of the 250,000 shares of Common Stock under this Prospectus by the Selling Security-holder or even the potential of such sales may have an adverse effect on the market price of the Company's securities.



                            SELLING SECURITY-HOLDER



    The registration statement, of which this Prospectus forms a part, also covers the registration of 250,000 shares of Common Stock offered by one person who is nonaffiliated with the Company, hereinafter referred to as the "Selling Security-holder," to wit: MVSI, Inc., a Delaware corporation and a principal stockholder of the Company. The securities held by the Selling Security-holder may be sold commencing twelve (12) months from the date of this Prospectus, subject to earlier release at the sole discretion of the Barron Chase
Securities, Inc. ("Barron Chase"), and such securities include a legend with such restrictions. Barron Chase may release the securities held by the Selling Security-holder at any time after all securities subject to the Over-allotment Option have been sold or such option has expired. The resale of the securities of the Selling Security-holder are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Certain Transactions."



    The 250,000 shares of Common Stock are being offered by the Selling Security-holder under an alternate Prospectus. The securities offered hereby may be sold from time to time directly by the Selling Security-holder. Alternatively, the Selling Security-holder may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security-holder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security-holder in connection with such sales of securities. The Selling Security-holder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.



    At the time a particular offer of securities is made by or on behalf of the Selling Security-holder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Security-holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.



    Under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security-holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Security-holder.

    Sales of securities by the Selling Security-holder or even the potential of such sales may likely have an adverse effect on the market prices of the securities offered hereby. Following the closing of this offering, the publicly tradeable securities of the Company ("public float"), including this offering, will be 1,750,000 shares of Common Stock and 1,500,000 Warrants, provided,
however,  that   250,000  shares   of  Common   Stock  owned   by  the   Selling
Security-holder are not transferable for twelve (12) months commencing on the effective date of this Prospectus or at such earlier date as may be permitted by Barron Chase, and such securities include a legend with such restrictions. Barron Chase may release such securities held by the Selling Security-holder at any time after all securities subject to the Over-allotment Option have been sold or such option has expired. The resale of the securities of the Selling Security-holder is subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

                              PLAN OF DISTRIBUTION


    The securities offered hereby may be sold from time to time directly by the Selling Security-holder. Alternatively, the Selling Security-holder may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security-holder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, including Barron Chase, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security-holder in connection with such sales of securities. The Selling Security-holder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.



    At the time a particular offer of securities is made by or on behalf of the Selling Security-holder, to the extent required, a Prospectus will be distributed which will set forth the number of shares and warrants being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares and warrants purchased from the Selling Security-holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.



    Under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security-holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Security-holder.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. ANY MATERIAL MODIFICATION OF THE OFFERING WILL BE ACCOMPLISHED BY MEANS OF AN AMENDMENT TO THE REGISTRATION STATEMENT. IN ADDITION, THE RIGHT IS RESERVED BY THE COMPANY TO CANCEL ANY CONFIRMATION OF SALE PRIOR TO THE RELEASE OF FUNDS, IF, IN THE OPINION OF THE COMPANY, COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR STATE SECURITIES LAWS OR A RULE OR POLICY OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., WASHINGTON, D.C. 20006.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
Use of Proceeds...........................................................   14
Dilution..................................................................   16
Capitalization............................................................   17
Dividend Policy...........................................................   17
Management's Discussion and Analysis or Plan of Operation.................   18
Business..................................................................   24
Management................................................................   37
Principal Stockholders....................................................   42
Certain Transactions......................................................   43
Description of Securities.................................................   46
Underwriting..............................................................   48
Legal Proceedings.........................................................   51
Legal Matters.............................................................   51
Experts...................................................................   51
Additional Information....................................................   51
Index to Financial Statements.............................................  F-1
Report of Independent Certified Public Accountants........................  F-2


                            ------------------------

    UNTIL                 ,  1997 (25  DAYS  AFTER THE  EFFECTIVE DATE  OF  THIS
PROSPECTUS), ALL BROKER-DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,500,000 SHARES

                               1,500,000 WARRANTS

                                     [LOGO]

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                     [LOGO]

                         7770 W. Camino Real, Suite 200
                           Boca Raton, Florida 33433
                                 (561) 347-1200
                                Atlanta, Georgia
                           Beverly Hills, California
                             Boston, Massachusetts
                               Chicago, Illinois
                              Clearwater, Florida
                                Denver, Colorado
                            East Boca Raton, Florida
                              Hoopeston, Illinois
                              La Jolla, California
                                 Miami, Florida
                             Middletown, New Jersey
                             Minneapolis, Minnesota
                            Oklahoma City, Oklahoma
                                Orlando, Florida
                               Sarasota, Florida
                                 Tampa, Florida
                                Tulsa, Oklahoma

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------